UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cipherloc Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIPHERLOC CORPORATION

6836 BEE CAVE RD, BLDG. 1, S#279

AUSTIN, TX 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 13, 2021

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Cipherloc Corporation (the “Company”), which will be held on September 13, 2021, at 9:00 a.m. local time at 6836 Bee Caves Road, Building 1, Suite 279 in Austin, Texas, for the following purposes:

1.	To elect four (4) members to our Board of Directors;

2.	To ratify the appointment of Briggs & Veselka Co. as our independent registered public accounting firm for our fiscal year ending September 30, 2021;

3.	To approve the Company’s 2021 Omnibus Equity Incentive Plan and the reservation of 8,000,000 shares for issuance thereunder;

4.	To approve the reincorporation of the Company from the State of Texas to the State of Delaware;

5.	To grant discretionary authority to our board of directors to (i) amend our proposed Delaware certificate of incorporation, after the Company effectuates its reincorporation to the State of Delaware, to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of 1-for-2 to a maximum of a 1-for-20 split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders;

6.	To approve an amendment of the Company’s Amended and Restated Articles of Incorporation, as amended, to eliminate the shareholders’ statutory preemptive rights pursuant to Section 21.208 of the Texas Business Organizations Code in the event that the reincorporation of the Company from the State of Texas to the State of Delaware is not consummated; and

7.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Company’s Board of Directors has fixed the close of business on July 15, 2021, as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:30 a.m. local time. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors at:

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

+1 (888) 518-6824

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1 (416) 867-2272

Dated: July 15, 2021	By the Order of the Board of Directors

Tom Wilkinson
Chairman of the Board of Directors

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

CIPHERLOC CORPORATION

6836 BEE CAVE RD, BLDG. 1, S#279

AUSTIN, TX 78746

PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 13, 2021

The Board of Directors (the “Board”) of Cipherloc Corporation (the “Company”) is soliciting your proxy to vote at the annual meeting of stockholders (the “Annual Meeting”) to be held at 6836 Bee Caves Road, Building 1, Suite 279 in Austin, Texas, on September 13, 2021, at 9:00 a.m. local time, including at any adjournments or postponements of the Annual Meeting.

Our Board is asking you to vote your shares by completing, signing and returning a proxy card or vote over the Internet. If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder as described in more detail below.

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders’ receipt of the proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. On or about July 30, 2021, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. Only stockholders who owned our common stock on July 15, 2021 are entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on September 13, 2021:

The Notice of Meeting, Proxy Statement, and our 2020 Annual Report on Form 10-K are available at:

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Tom Wilkinson, the Chairman of our Board, as your proxy for the Annual Meeting and you are authorizing Mr. Wilkinson to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Mr. Wilkinson to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and proxy card because our Board is soliciting your proxy to vote at the Annual Meeting and any adjournment and postponement thereof. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card by mail or vote over the Internet or by phone.

On or about July 30, 2021, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet. Only stockholders who owned our common stock on July 15, 2021 are entitled to vote at the Annual Meeting.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on September 13, 2021, at 9:00 a.m. local time at 6836 Bee Caves Road, Building 1, Suite 279 in Austin, Texas. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The Board has fixed the close of business on July 15, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 82,927,311 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice has been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How Will my Shares be Voted if I Give No Specific Instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are six(6) matters scheduled for a vote:

1.	To elect four (4) members to our Board;

2.	To ratify the appointment of Briggs & Veselka Co. as our independent registered public accounting firm for the fiscal year ending September 30, 2021;

3.	To approve and adopt the Company’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) and the reservation of 8,000,000 shares of common stock for issuance thereunder;

4.	To approve the reincorporation of the Company from the State of Texas to the State of Delaware;

5.	To grant discretionary authority to our board of directors to (i) amend our proposed Delaware certificate of incorporation, after the Company effectuates its reincorporation to the State of Delaware, to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of 1-for-2 to a maximum of a 1-for-20 split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders; and

6.	To approve an amendment of the Company’s Amended and Restated Articles of Incorporation, as amended, to eliminate the shareholders’ statutory preemptive rights pursuant to Section 21.208 of the Texas Business Organizations Code in the event that the reincorporation of the Company from the State of Texas to the State of Delaware is not consummated.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. The proxy also has discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

MAIL	INTERNET	PHONE
Mailing your signed proxy card or voter instruction card to: Pacific Stock Transfer Company 6725 Via Austi Pkwy, Suite 300 Las Vegas, NV 19003	Using the Internet at: https://ipst.pacificstocktransfer.com/pxlogin	1-800-785-7782

Stockholders of Record

If you are a registered stockholder, you may vote by mail, Internet, phone or online at the Annual Meeting by following the instructions in the Notice. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Eastern Time on September 11, 2021. Our Board’s designated proxy, Mr. Wilkinson, will vote your shares according to your instructions. If you attend the live webcast of the Annual Meeting, you also will be able to vote your shares electronically at the meeting up until the time the polls are closed.

Beneficial Owners of Shares Held in Street Name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote or to request a paper or email copy of our proxy materials. The materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the Notice or voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting and whether, if you attend the live webcast of the Annual Meeting, you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

IMPORTANT: If you vote by Internet, please DO NOT mail your proxy card.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 41,463,656 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of the board of director’s four (4) nominees to our Board;

2.	“For” the ratification of the appointment of Briggs & Veselka Co. as our independent registered public accounting firm for the fiscal year ending September 30, 2021;

3.	“For” the approval and adoption of the Company’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) and the reservation of 8,000,000 shares of common stock for issuance thereunder;

4.	“For” the approval of the reincorporation of the Company from the State of Texas to the State of Delaware;

5.	“For” the grant discretionary authority to our board of directors to (i) amend our proposed Delaware certificate of incorporation, after the Company effectuates its reincorporation to the State of Delaware, to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of 1-for-2 to a maximum of a 1-for-20 split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders; and

6.	“For” the approval of the amendment of the Company’s Amended and Restated Articles of Incorporation, as amended, to eliminate the shareholders’ statutory preemptive rights pursuant to Section 21.208 of the Texas Business Organizations Code

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Mr. Wilkinson, the Board’ designated proxy.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our amended and restated bylaws (the “Bylaws”) provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have no effect with respect to Proposals 1, 2, and 3. Abstentions will have the effect of a vote “against” Proposals 4, 5, and 6.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR” “WITHHOLD”	None(1)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)

Proposal No. 3: Adoption of the 2021 Omnibus Equity Incentive Plan	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)

Proposal No. 4: Reincorporation of the Company from the State of Texas to the State of Delaware	The affirmative vote of the holders of two-thirds of the outstanding shares of our common stock.	“FOR” “AGAINST” “ABSTAIN”	(3)

Proposal No. 5: Reverse Stock Split Proposal	The affirmative vote of the holders of two-thirds of the outstanding shares of our common stock.	“FOR” “AGAINST” “ABSTAIN”	(3)

Proposal No. 6: Amendment to Amended and Restated Articles of Incorporation	The affirmative vote of the holders of two-thirds of the outstanding shares of our common stock.	“FOR” “AGAINST” “ABSTAIN”	(3)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	Abstentions will have the effect of a vote against this proposal.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Cipherloc Corporation, 6836 Bee Cave Rd, Bldg. 1, S#279, Austin, TX 78746 Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Kingsdale Advisors as our strategic stockholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at +1 (888) 518-6824 or (call collect outside North America) at +1 (416) 867-2272 or by email at contactus@kingsdaleadvisors.com.

Do I Have Dissenters’ Rights of Appraisal?

Stockholders do not have appraisal rights under Texas law or under the Company’s governing documents with respect to Proposal 1 (Election of Directors), Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), Proposal 3 (Adoption of the 2021 Omnibus Equity Incentive Plan), Proposal 5 (Reverse Stock Split Proposal) and Proposal 6 (Amendment to Amended and Restated Articles of Incorporation).

Stockholders do have appraisal rights under Texas law with respect to Proposal 4 (Reincorporation from Texas to Delaware). Under Subchapter H, Chapter 10 of the Texas Business Organizations Code (§§10.351 through 10.368), a copy of which is included as Appendix G to this proxy statement (the “Dissenters’ Rights Statutes”), shareholders have dissenters’ and appraisal rights in connection with the approval of the Reincorporation. There are strict procedures for exercising these rights that if not met could result in the loss of these rights. Persons having beneficial interests in the Company’s common stock held of record in the name of another person, such as a broker or bank, must act promptly to cause the record holder to take the actions required under Texas law to exercise dissenters’ rights. In order to dissent, you must carefully follow the requirements of the Dissenters’ Rights Statutes, including giving the required written notice of objection prior to the Annual Meeting. These steps are summarized below under “Proposal #4: The Reincorporation Proposal — Dissenters’ Right of Appraisal.”

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect four (4) directors to hold office until the 2022 annual meeting of stockholders. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the four (4) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holder intends to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of June 30, 2021.

Name	Age
Tom Wilkinson	51
Anthony Ambrose	59
David Chasteen	43
Sammy Davis DrPH	74

Tom Wilkinson – Chairman of the Board

Mr. Wilkinson serves as the Company’s Chairman of the Board. He is a licensed CPA in Texas. From October 2019 to May 2021, Mr. Wilkinson served as the Chief Executive Officer and director of Sonim Technologies (NASDAQ: SOMN), which makes rugged mobile devices. From July 2019 to October 2019, Mr. Wilkinson served as the Interim Chief Executive Officer of the Company. From 2014 to October 2015, he was the Chief Financial Officer of Amherst Holdings, LLC. Mr. Wilkinson joined Xplore Technologies Corp., a NASDAQ traded company, in 2015 where he served as the Chief Financial Officer until 2017 when he took on the position of Chief Executive Officer until the sale of the company to Zebra Technologies in August 2018. He presently owns and operates Wilkinson & Company, a financial and business consulting firm focused on emerging growth pre-IPO and public companies, which he started in January 2014. He has also served as President and Chief Financial Officer of Amherst Holdings, a securities firm and as Managing Partner/Audit Partner with PMB Helin Donovan, a public accounting firm. Mr. Wilkinson has also been a member of the Board of Directors of Astrotech Corporation (NASDAQ: ASTC) since October 2018. He received his Bachelor of Business Administration and Master of Professional Accounting from the University of Texas in 1992. We believe Mr. Wilkinson is qualified to serve on our Board based on his financial experience.

Anthony Ambrose – Director

Mr. Ambrose serves a director of the Company. Mr. Ambrose has served as a director, President and Chief Executive Officer of Data I/O, the leading global provider of advanced data and security programming solutions, and a NASDAQ listed company (NASDAQ: DAIO) since 2012. Prior to Data I/O, Mr. Ambrose was Owner and Principal of Cedar Mill Partners, LLC, a strategy consulting firm from 2011 to 2012. From 2007 to 2011, he was Vice President and General Manager at RadiSys Corporation, a leading provider of embedded wireless infrastructure solutions, where he established the telecom platform business and grew it to over $125M in annual revenues. He was previously general manager and held several other progressively responsible positions at Intel Corporation, where he led development and marketing of standards-based communications platforms and grew the industry standard server business to over $1B in revenues. Mr. Ambrose has a Bachelor of Science degree in Engineering from Princeton University, and has completed the Stanford University Director Symposium. Mr. Ambrose has also been awarded 2 US Patents in Computing and Data Security. We believe Mr. Ambrose is qualified to serve on our Board based on his data security and industry experience.

David Chasteen – Director and Chief Executive Officer

Mr. Chasteen serves as a director of the Company. From June 2018 to December 2019, Mr. Chasteen was the Chief Information Security Officer for the City and County of San Francisco Police Department. From June 2016 to June 2018, Mr. Chasteen was a Threat Intelligence Strategist for the City and County of San Francisco where he was responsible for managing city, state and federal intelligence relationships and managing cybersecurity operations for the City and County of San Francisco. From October 2015 to June 2016 Mr. Chasteen was the Western Regional Director for Iraq and Afghanistan Veterans of America. From 2006 to 2014, Mr. Chasteen worked for the Central Intelligence Agency as a Collection Management Officer, Specialized Skills Officer, and finally an Executive Officer, Covert Action Staff. Mr. Chasteen received a B.S. in Political Science from Ball State University in 2000. We believe Mr. Chasteen is qualified to serve on our Board based on his cybersecurity and industry experience.

Sammy Davis DrPH – Director

Dr. Davis serves as a Director of the Company. Dr. Davis has over 20 years’ experience in operations, finance, budgeting, financial reporting, revenue cycle management, inventory, payroll, accounts receivable and payable, and information systems in the healthcare industry. Since 2009 Dr. Davis has been a Senior Marketing Liaison with Physician Reliance Corporation. From 2005 to 2009, Dr. Davis was the Chief Executive Officer of Renaissance Hospital in the Dallas/Fort Worth Area. From 2004 to 2005, Dr. Davis was the interim Chief Executive Officer of Transition Health Care LTAC in Corpus Christi, TX. Dr. Davis holds a Doctor of Public Health degree from the University of Texas. We believe Dr. Davis is qualified to serve on our Board based on his leadership experience.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as discussed in the individual biographies of our officers and directors, above or disclosed herein, none of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Generation Next Franchise Brands, Inc., filed a petition in the United States Bankruptcy Court for the District of Nevada on December 15, 2019, under Chapter 11 of the U.S. Bankruptcy Code. Ryan Polk was Chief Financial Officer of Generation Next Franchise Brands, Inc., at the time of the filing, but has subsequently resigned from that position. On January 24, 2020, the matter was converted to a petition under Chapter 7 of the U.S. Bankruptcy Code. The matter is still pending.

On February 1, 2019, FirstFire Global Opportunities Fund LLC filed a first amended complaint against Mr. Polk as a co-defendant in the United States District Court for the Southern District of California (the “Action”). The Action arises out of alleged materially false and misleading statements or omissions from its PPM and other information provided to the plaintiff by or on behalf of Company with respect to the Company’s debt obligations. The Action asserts claims against all defendants for violation of Section 10(b) of the Securities Exchange Act of 1934 (the “Act”), violation of Section 20(a) of the Act and violation of Sections 25401, 25501, 25503 and 25504 of the California Securities Law of 1968, as amended, CA Corporations Code. The Action seeks (1) general, compensatory and consequential damage and losses, costs, interest, (2) punitive damages and (3) temporary, preliminary and permanent injunctive, equitable relief and declaratory relief.

Board Leadership Structure and Role in Risk Oversight

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operate pursuant to a charter adopted by our Board. Each committee has the composition and responsibilities described below. Our Board may establish other committees from time to time.

The following table identifies the current members of each of our committees:

Member	Executive Committee	Audit	Compensation	Corporate Governance/ Nominating
Tom Wilkinson	X*	X	X	X
Anthony Ambrose	X	X*	X	X*
David Chasteen	X
Sammy Davis DrPH	X	X	X	X

* Chairman of the committee

Director Independence

As our common stock is traded over the counter on the OTCQB, we are not required to comply with independent director requirements of the Nasdaq Stock market LLC. Nevertheless, the Board considers Dr. Davis and Mr. Ambrose to be “independent” under such rules.

Audit Committee

Messrs. Ambrose, Wilkinson and Dr. Davis serve on the Audit Committee, which is chaired by Mr. Ambrose.

The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements will be included in our Annual Reports on Form 10-K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

Compensation Committee

Messrs. Ambrose, Wilkinson and Dr. Davis serve on the Compensation Committee, which is chaired by Mr. Ambrose.

The compensation committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

●	evaluating the performance of our chief executive officer considering such corporate goals and objectives and determining the compensation of our chief executive officer;

●	reviewing and approving the compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and making recommendations to our Board about our policies and procedures for the grant of equity-based awards;

●	evaluating and making recommendations to the Board about director compensation;

●	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Corporate Governance/Nominating Committee

Messrs. Ambrose, Wilkinson and Dr. Davis serve on the Corporate Governance/Nominating Committee, which is chaired by Mr. Ambrose.

The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the Board criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

●	reviewing the size and composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying individuals qualified to become members of the Board;

●	recommending to the Board the persons to be nominated for election as directors and to each of the board’s committees;

●	developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines; and

●	overseeing the evaluation of our Board and management.

Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to Cipherloc Corporation, 6836 Bee Cave Rd, Bldg. 1, S#279, Austin, TX 78746. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Code of Business Conduct and Ethics

We have adopted a formal Code of Ethics applicable to all Board members, officers and employees. A copy of our Code of Ethics may be obtained without charge upon written request to Secretary, Cipherloc Corporation, 6836 Bee Cave Rd, Bldg. 1, S#279, Austin, TX 78746.

Compensation of Directors

Annual director compensation is $60,000 for the Chairman of the Board and Lead Independent Director, $40,000 for directors with an additional $4,000 for additional committees. During the years ended September 30, 2020 and 2019, the company paid $170,000 and $40,000 in board fees, respectively. In July 2020, the Board temporarily deferred cash director payments. On March 31, 2021, the Company had accrued $160,000 of unpaid director fees. On April 8, 2021, the Board of Directors approved paying the accrued fees. During that same meeting, the Directors approved one-time performance bonuses totaling $325,000 for the Chairman, Chief Executive Officer, Chief Technology Officer, and Chief Financial Officer. The executive performance bonuses and the accrued director fees were paid the following week.

The following table sets forth summary information concerning the compensation we paid to non-executive directors during the year ended September 30, 2020:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Anthony Ambrose	$60,000	$—	$—	$60,000
Sammy Davis DrPH	$40,000	$—	$—	$40,000
Zeynep Young (2)	$20,000	$—	$—	$20,000

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Stock Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings during the period presented. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2) Resigned January 19, 2021.

Required Vote of Stockholders

A plurality of the votes cast at the Annual Meeting is required to elect a nominee as a director.

Board Recommendation

The Board unanimously recommends a vote “FOR” the election of Tom Wilkinson, Anthony Ambrose, David Chasteen, and Sammy Davis, DrPH as directors of the Company.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected Briggs & Veselka Co. to audit our financial statements for the fiscal year ending September 30, 2021. Briggs & Veselka Co. has audited our financial statements since fiscal year 2019.

Although stockholder approval of the selection of Briggs & Veselka Co. is not required by law, our Board believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board may reconsider its selection of Briggs & Veselka Co.

Fees of Independent Registered Public Accounting Firm

Briggs & Veselka Co. acted as the Company’s independent registered public accounting firm for the years ended September 30, 2020 and 2019 and for the interim periods in such fiscal years. The following table shows the fees that were incurred by the Company for audit and other services provided by Briggs & Veselka Co. for the years ended September 30, 2020 and 2019.

	Year Ended September,
	2020	2019
Audit Fees (a)	$76,125	$46,975
Tax Fees (b)	-	-
Other Fees (c)	-	-
Total	$76,125	$46,975

(a)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory or regulatory filings.

(b)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

(c)	Other fees represent fees related to our filing of certain Registration Statements.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services rendered by Briggs & Veselka Co. were pre-approved by the Company’s Board. Commencing in 2020, the Audit Committee was charged with all pre-approval activities with respect to the Company’s independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Briggs & Veselka Co. as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three directors, two of whom are independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter.

We have reviewed and discussed with management and the Company’s auditors, the Company’s audited financial statements as of and for the fiscal year ended September 30, 2020.

We have discussed with Briggs & Veselka Co., the Company’s independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

We have received the written disclosures and the letter from Briggs & Veselka Co.Required by applicable requirements of the PCAOB regarding Briggs & Veselka Co.’s communications with the Audit Committee concerning independence, and have discussed with Briggs & Veselka Co., their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the SEC.

Submitted by the Audit Committee

Anthony Ambrose, Chairman

Tom Wilkinson

Sammy Davis DrPH

PROPOSAL 3:

ADOPTION OF 2021 OMNIBUS EQUITY INCENTIVE PLAN

Summary

On May 12, 2021, our Board adopted our 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). The 2021 Plan will become effective, if at all, on the date that it is approved by our stockholders (the “Effective Date”).

The Company does not currently have any equity compensation plans.

Under the 2021 Plan, 8,000,000 shares of Company common stock are initially available for grant.

Our administrator may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of Company common stock under the 2021 Plan. The 2021 Plan will be administered by the Compensation Committee of our Board. The closing price per-share of Company common stock on June 1, 2021, was $0.2150. The following table sets forth, as of June 1, 2021, the approximate number of each class of participants eligible to participate in the 2021 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	4
Directors(1)	4
Independent Contractors	2

(1)	One (1) of the four (4) directors is an employee of the Company.

Rationale for Adoption of the 2021 Plan

Grants of options, stock appreciation rights, restricted shares of common stock, restricted stock units and other stock-based awards to our employees, directors and independent contractors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability.

The number of shares proposed to be available for grant under the 2021 Plan is designed to enable the Company to properly incentivize its employees and management teams over a number of years on a going-forward basis.

Dilution, Stock Available and Historical Stock Usage

Dilution. Subject to stockholder approval of the 2021 Plan, 8,000,000 shares of Company common stock will be reserved for issuance under the Plan, which represents approximately 9.6% of our issued and outstanding shares of Company’s common stock. The Board believes that this number of shares of Company’s common stock constitutes reasonable potential equity dilution and provides a significant incentive for employees to increase the value of the Company for all stockholders. The closing trading price of each share of Company common stock as of the Record Date was $0.18.

As of the Record Date, we had: (i) 82,927,311 shares of Company’s common stock outstanding; and (ii) 0 (zero) stock options outstanding (vested and unvested). The new shares of Company’s common stock available under the 2021 Plan would represent an additional potential equity dilution of approximately 9.6%. Including the proposed additional shares of Company’s common stock under the 2021 Plan, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our equity plans would result in a maximum potential equity dilution of approximately 9.6%.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2021 Plan will be 8,000,000 shares of common stock.

New shares reserved for issuance under the 2021 Plan may be authorized but unissued shares of Company’s common stock or shares of Company’s common stock that will have been or may be reacquired by us in the open market, in private transactions or otherwise. If any shares of Company’s common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of Company common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan except that any shares of Company common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the Plan. If an award is denominated in shares of Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2021 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2021 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of Company’s common stock will no longer be available for grant under the 2021 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the stock reserved under the 2021 Plan will provide us with the platform needed for continued our growth, while managing program costs and share utilization levels within acceptable industry standards.

Share Usage. Cipherloc does not have an equity incentive plan currently and have not had one covering the previous three-year period. Consequently, there is no share usage by existing equity plan over the past three years.

Description of 2021 Plan

The following is a summary of the material features of the 2021 Plan. This summary is qualified in its entirety by the full text of the 2021 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Types of Awards. The 2021 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available” are incorporated herein by reference.

Administration. The 2021 Plan will be administered by our Board, or if our Board does not administer the 2021 Plan, a committee or subcommittee of our Board that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our Board or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2021 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2021 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2021 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2021 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2021 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder, provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2021 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2021 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of Common Stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights. SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2021 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The administrator may grant other stock-based awards under the 2021 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2021 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2021 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2021 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2021 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2021 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2021 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2021 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2021 Plan

The 2021 Plan provides our Board with authority to amend, alter or terminate the 2021 Plan, but no such action impairs the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2021 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback. If we are required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2021 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2021 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights. A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock. A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2021 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2021 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2021 Plan.

Interests of Officers and Directors in this Proposal

Members of our Board and our executive officers are eligible to receive awards under the terms of the 2021 Plan, including through certain outstanding employment agreements and grants, and they therefore have a substantial interest in Proposal 3.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the 2021 Plan.

Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4

REINCORPORATION OF THE COMPANY

FROM THE STATE OF TEXAS TO THE STATE OF DELAWARE

General

The Board has unanimously approved and recommends that shareholders approve the reincorporation of the Company from the State of Texas to the State of Delaware (the “Reincorporation” or the “Reincorporation Proposal”). This approval and recommendation have been provided by the entire Board. The Company would effect the Reincorporation by merging with and into a newly formed wholly owned subsidiary of the Company incorporated under the laws of the State of Delaware (“Delaware Merger Sub” and the surviving entity in the Reincorporation, “New Cipherloc”) pursuant to an agreement and plan of merger in form attached hereto as Appendix B (the “Agreement and Plan of Merger”). As part of the Reincorporation, the name of New Cipherloc following the completion of the Reincorporation will continue to be “Cipherloc Corporation.” Additionally, the authorized capital of the Company will be 681,000,000 shares of common stock and 10,000,000 shares of preferred stock. At the effective time of the merger (the “Effective Time”), the Certificate of Incorporation in the form attached hereto as Appendix C (the “Delaware Certificate of Incorporation”), and the Bylaws in the form attached hereto Appendix D (the “Delaware Bylaws”), will govern New Cipherloc. All descriptions of the Delaware Certificate of Incorporation and Delaware Bylaws are qualified by and subject to the more complete information set forth in those documents.

Upon the Effective Time:

(1)	The affairs of the Company will cease to be governed by Texas corporation laws and will become subject to Delaware corporation laws. See “Comparison of Shareholder Rights Before and After the Reincorporation” below.

(2)	The legal existence of the Company as a separate Texas corporation will cease and New Cipherloc will continue with all of the rights, titles and interests of the Company, will continue with the same officers and directors of the Company, the rights of creditors of the Company will continue to exist as creditors of New Cipherloc, and the shareholders of the Company will be the stockholders of New Cipherloc.

(3)	Each outstanding share of our common stock of the Company will automatically be converted into one share of common stock, par value $0.001 per share, of New Cipherloc (“New Cipherloc Common Stock”).

(4)	Each outstanding option and warrant to purchase our common stock will automatically be converted into an option or warrant, as the case may be, to purchase an identical number of shares of New Cipherloc Common Stock at the same exercise price per share and upon the same terms and subject to the same conditions set forth in the applicable plan, related award agreement, option agreement, or warrant agreement, as applicable.

(5)	New Cipherloc Common Stock will become issuable upon the vesting of the Company’s existing restricted shares and awards of restricted stock units upon the same terms and subject to the same conditions set forth in the applicable plan and related award agreement.

(6)	Our ticker symbol “CLOK” will remain unchanged as a result of the Reincorporation, and the New Cipherloc Common Stock will trade under that symbol.

(7)	All of the Company’s employee benefit and incentive plans and arrangements will be assumed by New Cipherloc upon the same terms and subject to the same conditions set forth in such plans and arrangements as before the Reincorporation.

The Reincorporation will become effective upon filing of certificates of merger with the Secretary of State of each of Delaware and Texas, which filings are expected to be made as soon as practicable after shareholder adoption of the Agreement and Plan of Merger. Pursuant to the terms of the Agreement and Plan of Merger, the Reincorporation may be abandoned by the Board at any time before the Effective Time (whether before or after approval by the Company’s shareholders). In addition, the Company and New Cipherloc may amend the Agreement and Plan of Merger, the Delaware Certificate of Incorporation and Delaware Bylaws at any time before the Effective Time (whether before or after approval by the Company’s shareholders), provided that after approval by the Company’s shareholders, no amendment may be made that by law requires further approval by the Company’s shareholders without obtaining such further approval.

No regulatory approval (other than various filings with Secretary of State of Texas and Delaware discussed above) is required to effect the Reincorporation. The terms of the Reincorporation are described in more detail in the Agreement and Plan of Merger and all descriptions of the Reincorporation are qualified by and subject to the more complete information therein.

Reasons for the Reincorporation

The State of Delaware has been a leading jurisdiction in adopting a comprehensive and coherent set of corporate laws that are responsive to the evolving legal and business needs of corporations organized under Delaware law. Our Board believes that it is important for the Company to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which our governance decisions can be based, and we believe that our shareholders will benefit from the responsiveness of Delaware corporate law to their needs. In addition, the Board believes that direct benefits that Delaware law provides to a corporation indirectly benefit our shareholders, who are our owners. Specifically, our Board believes that there are several benefits of the Reincorporation, as summarized below.

Access to Specialized Courts

Delaware has a specialized court of equity called the Court of Chancery that hears corporate law cases. The Delaware Court of Chancery operates under rules that are intended to ensure litigation of disputes in a timely and effective way, keeping in mind the timelines and constraints of business decision-making and market dynamics. The appellate process on decisions emanating from the Court of Chancery is similarly streamlined, and the justices of Delaware appellate courts tend to have substantial experience with corporate cases because of the relatively higher volume of these cases in the Delaware courts. As the leading state of incorporation for both private and public companies, Delaware has developed a vast body of corporate law that helps to promote greater consistency and predictability in judicial rulings. In contrast, Texas does not have a similar specialized court established to hear corporate law cases. Rather, disputes involving questions of Texas corporate law are either heard in law courts of general jurisdiction, alongside other civil cases, or, if federal jurisdiction exists, a federal district court. These courts hear many different types of cases, and the cases may be heard before judges or juries with limited corporate law experience. As a result, corporate law cases brought in Texas may not proceed as expeditiously as cases brought in Delaware and the outcomes in such courts may be less consistent and predictable.

Delaware has one of the most modern statutory corporation codes, which is revised regularly in response to changing legal and business needs of corporations. The Delaware legislature is particularly responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders. The Delaware Secretary of State is viewed as particularly flexible and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and the Delaware corporate law and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that the Delaware corporate law will provide greater efficiency, predictability and flexibility in the Company’s legal affairs than is presently available under Texas law. In addition, Delaware case law provides a well-developed body of law defining the proper duties and decision-making processes expected of boards of directors in evaluating potential or proposed extraordinary corporate transactions.

Enhanced Ability to Attract and Retain Directors and Officers

The Board believes that the Reincorporation will enhance our ability to attract and retain qualified directors and officers, as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. We are in a competitive industry and compete for talented individuals to serve on our management team and on our Board. The vast majority of public companies are incorporated in Delaware. Not only is Delaware law more familiar to directors, it also offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under Texas law. The Board believes that the Reincorporation will enhance our ability to recruit and retain directors and officers. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

We have provided a discussion of differences between the Delaware and Texas corporate laws below under the heading “Comparison of Shareholder Rights Before and After the Reincorporation.”

No Change in Business, Jobs, Physical Location, Etc.

The Reincorporation Proposal will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below under the heading “-Comparison of Shareholder Rights Before and After the Reincorporation.” The Reincorporation Proposal will not result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation). Our management, including all directors and officers, will remain the same in connection with the reincorporation and will have identical positions with New Cipherloc. To the extent the Reincorporation will require the consent or waiver of a third party, the Company will use commercially reasonable efforts to obtain such consent or waiver before completing the Reincorporation. If a material consent cannot be obtained, the Company will not proceed with the Reincorporation. The Reincorporation will not otherwise affect any of the Company’s material contracts with any third parties and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of New Cipherloc as a Delaware corporation. Because the Company’s corporate headquarters, management and employees are located in Austin, Texas, the Company’s status as a Delaware corporation physically located in Texas will require the Company to comply with reporting and tax obligations in Delaware. The Board has considered the additional franchise tax obligations and believes that the benefits discussed above outweigh the additional costs.

Comparison of Shareholder Rights Before and After the Reincorporation

The Reincorporation will effect some changes in the rights of the Company’s shareholders. This is as a result of differences between the Texas Business Organizations Code (“TBOC”) and the General Corporation Law of the State of Delaware (“DGCL”), as well as differences between each of the Company’s charter documents before and after the Reincorporation. Summarized below are the most significant differences between the rights of the Company’s shareholders before and after the Reincorporation. The differences between the current Amended and Restated Articles of Incorporation of the Company (the “Texas Articles of Incorporation”) and Third Amended and Restated Bylaws of the Company (the “Texas Bylaws”) and the proposed Delaware Certificate of Incorporation and Delaware Bylaws, as relevant to such rights, are noted within this summary. The summary below is not intended to be relied upon as an exhaustive list of all the differences or a complete description of the differences resulting from the Reincorporation. Furthermore, this summary is qualified in its entirety by reference to the DGCL, the Texas Articles of Incorporation and Texas Bylaws, the TBOC, and the Company’s proposed Delaware Certificate of Incorporation and Delaware Bylaws.

	Delaware	Texas
Business Combinations Statute

Unless its original certificate of incorporation provides that Section 203 does not apply to the corporation, DGCL Section 203 prohibits certain business combinations between a Delaware corporation and an “interested stockholder” for a period of three years after the time the interested stockholder acquired its stock.

“Interested stockholder” is broadly defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of a Delaware corporation.

Business combinations include: (i) certain mergers and consolidations, (ii) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets or the outstanding stock of a company, and (iii) certain transactions that would result in the issuance or transfer of stock of a company, increase the interested stockholder’s proportionate share of ownership in a company, or grant the interested stockholder disproportionate financial benefits.

The DGCL provides an exception to this prohibition if: (i) the business combination or the transaction in which the stockholder became an interested stockholder is approved by that company’s board of directors prior to the time the interested stockholder became an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of that company in the transaction in which it became an interested stockholder, or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or annual meeting (and not by written consent).

The proposed Delaware Certificate of Incorporation does not opt out of Section 203.

Unless its certificate of formation or bylaws provide otherwise, the TBOC prohibits Texas public corporations from entering into certain business combinations with affiliated shareholders, including certain (i) mergers, share exchanges and conversions, (ii) sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of assets having an aggregate market value of 10% or more of (a) the aggregate market value of the consolidated assets of a company, (b) the aggregate market value of the outstanding voting stock of a company or (c) the earning power or net income of a company on a consolidated basis, (iii) the issuance or transfer of shares of a company to an affiliated shareholder or its associate, except by the exercise of warrants or rights to purchase shares, or a share dividend paid pro rata to all shareholders, (iv) reclassifications of securities that would result in increasing the proportionate ownership percentage of voting shares beneficially owned by the affiliated shareholder or its associates, except for immaterial changes due to fractional share adjustments, (v) liquidation proposals with an affiliated shareholder, and (vi) the receipt by an affiliated shareholder or its associate of the benefit of a loan, advance, guarantee, pledge or other financial assistance or tax advantage provided by or through the company except proportionately as a shareholder, in each case, for a period of three years after the date the shareholder obtained “affiliated shareholder” status.

“Affiliated shareholder” is defined as a person who beneficially owns (or has owned within the preceding three-year period) 20% or more of the outstanding voting shares of a Texas public corporation.

The TBOC provides an exception to this prohibition if: (i) the board of directors of the corporation approves the business combination or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder becoming an affiliated shareholder, or (ii) two-thirds of the unaffiliated shareholders approve the transaction at a meeting held no earlier than six months after the shareholder acquires such ownership. Such shareholder approval may not be by written consent.

The existing Texas Articles of Incorporation and Bylaws do not address this issue.

Sales, Leases, Exchanges or Other Dispositions

A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by the board of directors and by a majority in voting power of the outstanding stock of the corporation entitled to vote thereon, but the certificate of incorporation may provide for a greater vote.

The proposed Delaware Certificate of Incorporation does not provide for a greater vote.

Generally, the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a Texas corporation requires the approval of the board of directors and, except as set forth in the certificate of formation of the company, the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote. No such approval is required, however, if the transaction is made in the usual and regular course of the corporation’s business. Under Texas law, the transfer of substantially all of a corporation’s assets in such a manner that the corporation continues directly or indirectly to engage in one or more businesses is deemed to be in the usual and regular course of its business.

The Texas Articles of Incorporation and Texas Bylaws do not address this issue.

Approval of Mergers

Subject to certain exceptions, under Delaware law, mergers must be approved by the stockholders. When stockholder approval is required, the vote required is a majority in voting power of the outstanding stock of the corporation entitled to vote thereon, but the certificate of incorporation may provide for a greater vote of the corporation’s stockholders.

The proposed Delaware Certificate of Incorporation does not provide for a greater vote.

Under Texas law, any merger with a third party requires approval by holders of at least two-thirds of the outstanding shares of the Texas corporation entitled to vote unless a different threshold, not less than a majority, is specified in the certificate of formation of the corporation.

The Texas Articles of Incorporation and Texas Bylaws do not set forth a different approval standard.

Appraisal Rights

Under Delaware law, subject to exceptions for certain mergers and consolidations, stockholders who do not vote in favor of a merger or consolidation and otherwise comply with applicable statutory provisions are entitled to appraisal rights in connection with such merger or consolidation. Notwithstanding the foregoing, appraisal rights are not available in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange (the Company currently meets this condition by virtue of its listing on the NASDAQ Global Select Market) or if such stock is held of record by more than 2,000 stockholders. Even if appraisal rights would not otherwise be available under Delaware law in the cases described above, stockholders would still have appraisal rights if they were required by the terms of the agreement of merger or consolidation to accept for their stock anything other than:

(1) shares of stock of the surviving corporation or resulting corporation or depository receipts in respect thereof;

(2) shares of stock, or depository receipts in respect thereof, of any other corporation which shares (or depository receipts) at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

(3) cash in lieu of fractional shares or depository receipts; or

(4) a combination of such shares or depository receipts and such cash in lieu of fractional shares or depository receipts.

Under Delaware law, any corporation may provide in its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, or the sale of all or substantially all of the assets of the corporation.

Except for the limited classes of mergers, consolidations, sales and asset dispositions for which no shareholder approval is required under Texas law, shareholders of Texas corporations with voting rights have rights of dissent and appraisal in the event of a merger, consolidation, conversion, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation. However, a shareholder of a Texas corporation has no rights of dissent and appraisal with respect to any plan of merger or conversion in which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange if, in each case:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, either:

(A) listed on a national securities exchange; or

(B) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

	The proposed Delaware Certificate of Incorporation does not include such a provision.	(A) ownership interest, or depository receipts in respect of ownership interests, of another entity of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect ownership interests, that are: (i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or (ii) held of record by at least 2,000 owners; (B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or (C) any combination of the ownership interests and cash described above.
Shareholder Consent to Action Without a Meeting

Under Delaware law, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders can be taken without such meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

The proposed Delaware Certificate of Incorporation does not prohibit action by written consent.

Under Texas law, any action that may be taken at a meeting of the shareholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote on that action. The certificate of formation of a Texas corporation may provide that action by written consent in lieu of a meeting may be taken by the holders of that number of votes which would be required to take the action which is the subject of the consent at a meeting at which each of the shares entitled to vote thereon were present and voted.

The existing Texas Articles of Incorporation allow action by one or more written consents if such consent or consents, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were presented and voted.

Procedures for Filling Vacant Directorships

Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The proposed Delaware Certificate of Incorporation and Delaware Bylaws provide that a vacancy may be filled by the vote of a majority of the directors then in office, although less than a quorum of the board of directors.

Under Texas law, unless otherwise authorized by the corporation’s certificate of formation, any vacancy occurring in the board of directors may, unless otherwise authorized by a corporation’s certificate of formation, fill a vacancy or a newly created vacancy in a director position only: (i) by the affirmative vote of the majority of the directors then in office, even if less than a quorum, (ii) by the sole remaining director, or (iii) by the affirmative vote of the shareholders.

A directorship to be filled because of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders. The board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

The existing Texas Articles of Incorporation provide that a vacancy may be filled by (a) the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose, or (b) a majority of the remaining directors though less than a quorum of the board of directors.

Right to Call Meetings

Delaware law provides that meetings, including annual meetings, of the stockholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws.

The proposed Delaware Certificate of Incorporation and the Delaware Bylaws provide that, subject to the rights of the holders of preferred stock, special meetings of the stockholders may be called by a majority of the board of directors at any time and are required to be called upon the written request of the holders of 25% of the voting power of the Company’s outstanding stock.

Unless otherwise specified in the corporation’s certificate of formation holders of not less than 10% of all of the shares entitled to vote at the proposed meeting have the right to call a special shareholders’ meeting. The certificate of formation may allow for annual meetings to be called by a number of shares entitled to vote greater than or less than 10%, but it may not set the required number of shares above 50%. The president, board of directors, or any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation may also call special shareholders’ meetings.

The existing Texas Bylaws provide that special meetings of shareholders may be called by the president or the board of directors any time and are required to be called upon the request of the holder(s) of not less than 10% of the outstanding shares of the Company entitled to vote at the meeting.

Voting by Proxy

Under Delaware law, a stockholder may authorize another person or persons to act for such stockholder by proxy. A proxy shall not be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Under Texas law, a shareholder may authorize another person or persons to act for such shareholder by proxy. A proxy is only valid for eleven months from the date it is executed unless otherwise provided in the proxy.
Charter Amendments

Delaware law provides that amendments to the certificate of incorporation must be approved by the board of directors and thereafter by holders of a majority in voting power of the corporation’s stock entitled to vote thereon, and a majority in voting power of each class entitled to a separate class vote, unless the certificate of incorporation provides for a greater vote. A separate class vote is provided for amendments to the certificate of incorporation changing the number of authorized shares of a class of stock (unless the certificate of incorporation provides otherwise), changing the par value of a class of stock, or adversely affecting the rights, powers and preferences of the class of stock.

The proposed Delaware Certificate of Incorporation does not alter the approval requirement for amendments under Delaware law.

Under Texas law, an amendment to the certificate of formation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote, unless a different threshold, not less than a majority, is specified in the certificate of formation.

The existing Texas Articles of Incorporation do not alter the approval requirement for amendments under Texas law.

Bylaw Amendments

Under Delaware law, stockholders of a corporation entitled to vote have the right to amend, repeal or adopt the bylaws. If the corporation’s certificate of incorporation so provides, the corporation’s board of directors may also have the right to amend, repeal or adopt the bylaws.

The proposed Delaware Bylaws provide that the bylaws may be amended, repealed, altered or adopted (i) by stockholder action with the affirmative vote of the holders of at least a majority of the voting power of all the shares entitled to vote thereon or (ii) by the board of directors.

Generally, under Texas law, the board of directors may amend, repeal or adopt a corporation’s bylaws. However, a corporation’s certificate of formation may reserve this power, in whole or in part, exclusively to the shareholders. Similarly, the shareholders, in amending, repealing or adopting a particular bylaw, may expressly provide that the board of directors may not amend, readopt or repeal that bylaw. Texas case law permits the corporation to increase the required threshold of shareholders necessary to amend the bylaws.

The existing Texas Bylaws allow for amendments of the Texas Bylaws by the Board, subject to amendment, repeal or adoption of new bylaws by action of the shareholders and unless the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal such bylaw.

Removal of Directors

Under Delaware law, subject to the exceptions discussed below, holders of a majority in voting power of the corporation’s capital stock entitled to vote at an election of directors may remove a director with or without cause.

If the board of directors of a Delaware corporation is classified (i.e., elected for staggered terms), a director may only be removed for cause, unless the corporation’s certificate of incorporation provides otherwise.

If a corporation uses cumulative voting and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors. Where a corporation’s certificate of incorporation provides that separate classes or series of stockholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

The proposed Delaware Certificate of Incorporation, does not provide for a classified board of directors, and allows the removal of directors with or without cause and with the approval of at least majority of the voting power of all the outstanding shares of capital stock entitled to vote thereon.

Under Texas law, subject to the exceptions discussed below or as otherwise provided by the certificate of formation or bylaws of a corporation, the shareholders may remove a director, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of the directors.

If the corporation’s directors serve staggered terms, a director may not be removed except for cause unless the certificate of formation provides otherwise.

If the certificate of formation permits cumulative voting and less than the entire board is to be removed, a director may not be removed if the votes cast against the removal would be sufficient to elect him or her if cumulatively voted at an election of the entire board of directors. Where a corporation’s certificate of formation provides that separate classes or series of shareholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such class or series are considered.

The existing Texas Bylaws provide that directors may be removed at a meeting of shareholders duly called for the purpose of removal by the holders of a majority of the shares then entitled to vote at an election of directors or by unanimous written consent of the shareholders without a meeting.

Inspection of Books and Records

Under Delaware law, any stockholder may inspect the corporation’s books and records upon written demand under oath stating the purpose of the inspection. If the corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Under Texas law, a shareholder may, upon written demand stating a proper purpose, examine and copy the books, records of account, minutes and share transfer records of a corporation if such shareholder holds at least 5% of the outstanding shares of stock of the corporation or has been a holder of shares for at least six months prior to such demand.
Distributions and Dividends

Under Delaware law, a corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having preferences on asset distributions.

The proposed Delaware Bylaws provide that dividends may be declared as provided by law.

Under Texas law, a distribution is defined as a transfer of cash or other property (except a transfer of a corporation’s own shares or rights to acquire its own shares), or an issuance of debt, by a corporation to its shareholders in the form of: (i) a dividend on any class or series of the corporation’s outstanding shares, (ii) a purchase or redemption, directly or indirectly, of any of its own shares, or (iii) a payment in liquidation of all or a portion of its assets.

Under Texas law, a corporation may not make a distribution if such distribution violates its certificate of formation or, unless the distribution is in connection with the winding up and termination of the corporation and complies with the requirements relating thereto under the TBOC, if the corporation would be insolvent after the distribution or if the distribution exceeds, depending on the type of distribution, either the net assets or the surplus of the corporation.

The existing Texas Bylaws provide that distributions may be made as provided by law.

Stock Redemption and Repurchase	Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital, shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced.

As noted above, under Texas law, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, any such purchase or redemption is subject to the restrictions on distributions discussed above.

Upon the redemption or purchase of shares, the stated capital of the corporation shall be reduced by that part of the stated capital that was, at the time of the redemption or purchase, represented by those shares.

Indemnification of and Advancement of Expenses to Directors and Officers

The DGCL permits a corporation to indemnify present or former directors, officers, employees and agents and persons serving at the request of the corporation as officers, directors, employees or agents of another entity or employee benefit plan against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding, other than an action by or in the right of the corporation, to which such indemnifiable person may be a party, provided such indemnifiable person shall have acted in good faith and in a manner such person shall have reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of a criminal proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the applicable standard of conduct has not been met.

In connection with an action by or in the right of the corporation against an indemnifiable person, the corporation has the power to indemnify such person for expenses (including attorneys’ fees) actually and reasonably incurred in connection with such suit (a) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, but (b) if such person is found liable to the corporation, only if ordered by a court of law. The DGCL does not authorize indemnification of judgments, fines, excise taxes or amounts paid in settlement in derivative actions.

The DGCL provides that such section is not exclusive of any other indemnification rights, which may be granted by a corporation to its indemnifiable persons, but under Delaware law such person’s conduct must generally meet the standard of conduct required by the DGCL.

The DGCL also permits a corporation to pay in advance the expenses incurred by directors and officers in defending a proceeding brought against them in their capacities as such.

The proposed Delaware Bylaws provide for indemnification of directors and officers (including advancement of expenses) to the fullest extent permitted by applicable law.

Texas law permits a corporation to indemnify a director or former director, against judgments and expenses reasonably and actually incurred by the person in connection with a proceeding if the person: (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and otherwise, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

If, however, the person is found liable to the corporation, or is found liable on the basis he received an improper personal benefit, then indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred and no indemnification will be available if the person is found liable for: (i) willful or intentional misconduct in the performance of the person’s duty to the corporation, (ii) breach of the person’s duty of loyalty owed to the corporation, or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

The TBOC also permits a corporation to pay in advance or reimburse the expenses incurred by directors and officers in defending a proceeding brought against them in their capacities as such.

The existing Texas Articles of Incorporation provide for indemnification of directors (including advancement of expenses) to the extent permitted by applicable law.

Procedure for Indemnification

Delaware law provides that a determination that indemnification of a director or officer is appropriate must be made: (i) by a majority vote of directors who are not party to the proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by stockholder vote.

The proposed Delaware Bylaws do not address this issue.

Texas law provides that a determination that indemnification is appropriate must be made: (i) by a majority vote of the directors who, at the time of the vote, are disinterested and independent, regardless of whether such directors constitute a quorum, (ii) by a majority vote of a special committee of the board of directors if the committee is designated by a majority vote of the directors who at the time of the vote are disinterested and independent and is composed solely of one or more directors who are disinterested and independent, (iii) by special legal counsel selected by majority vote under clauses (i) or (ii) above, (iv) by the shareholders in a vote that excludes those shares held by directors who, at the time of the vote, are not disinterested and independent, or (v) by a unanimous vote of the shareholders of the corporation.

The existing Texas Articles of Incorporation and Texas Bylaws do not address this issue.

Mandatory Indemnification

Delaware law requires indemnification for expenses actually and reasonably incurred with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.

Under Texas law, indemnification by the corporation for reasonable expenses actually incurred is mandatory only if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding.
Insurance

Delaware law allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person. This is so, regardless of whether the corporation would have the power to indemnify such person against that liability.

Under Delaware law, a corporation may also establish and maintain arrangements, other than insurance, to protect such persons, including a trust fund or surety arrangement.

Texas law is substantially the same as Delaware law for this issue.

Persons Covered	Delaware law permits the same indemnification rights to officers, employees and agents that it provides for directors.

Texas law addresses the indemnification of officers, employees and agents separately from indemnification for directors. The corporation may indemnify and advance expenses to an officer, employee or agent as provided by (i) the corporation’s governing documents, (ii) general or specific action of the board of directors, (iii) resolution of the shareholders, (iv) contract, or (v) common law. The corporation must indemnify an officer to the same extent as a director. The procedure for indemnification for directors under Texas law summarized above need not be followed for officers, employees or agents.

Limited Liability of Directors

Delaware law permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care.

Delaware law does not, however, permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a knowing violation of law, (iv) obtaining an improper personal benefit from the corporation, or (v) declaring an illegal dividend or approving an illegal stock purchase or redemption.

The proposed Delaware Certificate of Incorporation eliminates the monetary liability of a director to the fullest extent permitted by applicable law.

Texas law permits a corporation to eliminate or limit in its certificate of formation liability of a director for monetary damages to the corporation or its shareholders for his or his acts or omissions in such person’s capacity as a director.

Texas law does not, however, permit any limitation or elimination of the liability of a director for: (i) a breach of the duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director obtains an improper benefit, or (iv) an act or omission for which liability of a director is expressly provided by an applicable statute.

The existing Texas Articles of Incorporation eliminate the monetary liability of a director to the extent permitted by applicable law.

Fiduciary Duties of Directors

Delaware imposes duties of care and loyalty on directors of Delaware corporations. If not rebutted, the business judgment rule provides a presumption that a director acted on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. Delaware imposes liability upon directors who willfully or recklessly disregard their duties as directors so as to constitute an utter failure to carry out their fiduciary duties.

Directors of a Delaware corporation owe fiduciary duties both to the stockholders and the corporation.

Texas imposes duties of loyalty, care and obedience on directors of Texas corporations, but will generally not, absent fraud, impose liability upon a non-interested director unless the action challenged is outside of the express purpose of the corporation or inconsistent with an express limitation on authority.

Directors of a Texas corporation owe fiduciary duties only to the corporation.

Shareholder Rights Plans	Delaware courts have generally allowed the use of shareholder rights plans by a corporation if their adoption is reasonable in response to a reasonably identified threat posed.	Texas statutorily permits shareholder rights plans. Texas courts have provided limited guidance on the extent to which shareholder rights plans are permitted.

Considerations of Directors	Delaware does not have a statute stating what constituencies the board may consider when making decisions.	Texas corporate law includes statutory approval of directors considering both the long-term and short-term interests of the corporation and the shareholders.
Shareholder Actions

Under Delaware law, stockholders can bring both derivate actions on behalf of the corporation and direct claims on their own behalf or on behalf of a class of stockholders directly injured by the board’s actions. With respect to derivative actions, stockholders must either make a demand on the board to bring the action itself or allege demand futility. Generally, lawsuits alleging breaches of fiduciary duties brought in Delaware state court are tried in the Court of Chancery without a jury.

Texas generally requires that lawsuits against directors be brought derivatively by the corporation only after making demand on the corporation’s board setting out the contours of the demand. Texas law may, in certain circumstances, such as in a proceeding determining liability of directors, allow for a jury trial.

Forum Selection

Delaware law permits corporations to include in their certificates of incorporation or bylaws a provision that confers exclusive jurisdiction on the courts of Delaware as to any internal corporate claims, which include derivative claims that are based upon breach of duties of a director or stockholder in such capacity and other matters for which the DGCL confers jurisdiction upon the Delaware courts.

The proposed Delaware Certificate of Incorporation makes this election regarding the Chancery Court’s exclusive jurisdiction to the maximum extent allowable.

Texas law does not have an authorizing statutory provision similar to the forum selection provision in the DGCL. The existing Texas Bylaws do not address forum selection.

Certificated Stock

At the effective time of the Reincorporation, each outstanding share of common stock of the Company will automatically be converted into one share of New Cipherloc Common Stock. If you hold physical stock certificates, you do not have to exchange your existing stock certificates of the Company for stock certificates of the resulting Delaware corporation; however, after the Reincorporation, any shareholder desiring a new form of stock certificate may submit the existing stock certificate to Pacific Stock Transfer Company, the Company’s transfer agent.

Federal Income Tax Consequences of the Reincorporation

The proposed Reincorporation is expected to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Reincorporation qualifies as a tax-free reorganization, we believe that for federal income tax purposes no gain or loss will be recognized by the Company, New Cipherloc or the shareholders of the Company who receive New Cipherloc Common Stock for their Company Common Stock in connection with the Reincorporation. The aggregate tax basis of New Cipherloc Common Stock received by a shareholder of the Company as a result of the Reincorporation will be the same as the aggregate tax basis of the Company Common Stock converted into that New Cipherloc Common Stock held by that shareholder as a capital asset at the time of the Reincorporation. Each shareholder’s holding period of the New Cipherloc Common Stock received in the Reincorporation will include the holding period of the Company Common Stock converted into that New Cipherloc Common Stock, provided the shares are held by such shareholder as a capital asset at the time of the Reincorporation.

This proxy statement only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders based upon individual circumstances or to shareholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, shareholders who hold their stock through a partnership or as part of a straddle or other derivative arrangement, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This proxy statement does not address the tax consequences under state, local or foreign laws. State, local or foreign income tax consequences to shareholders may vary from the federal income tax consequences described above, and shareholders are urged to consult their own tax advisors as to the consequences to them of the Reincorporation under all applicable tax laws.

This discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all in effect as of the date of this proxy statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of the Reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.

You should consult your own tax advisor to determine the particular tax consequences to you of the Reincorporation, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

Securities Law Consequences

The shares of New Cipherloc Common Stock to be issued for shares of Company Common Stock in the Reincorporation are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). In that respect, the Company is relying on Rule 145(a)(2) under the Securities Act, which provides that a merger that has as its sole purpose a change in a corporation’s domicile does not involve the sale of securities for purposes of the Securities Act and on interpretations of Rule 145(a)(2) by the SEC to the effect that certain changes in the redomiciled corporation’s charter or bylaws in connection with the reincorporation that otherwise could be made only with the approval of shareholders does not render Rule 145(a)(2) inapplicable. After the Reincorporation, New Cipherloc will be a publicly held company, New Cipherloc Common Stock will continue to be listed on the OTCQB under the symbol “CLOK” and New Cipherloc will file with the SEC and provide to its stockholders the same type of information that the Company has previously filed and provided. Shareholders, whose shares of Company Common Stock are freely tradable before the Reincorporation, will continue to have freely tradable shares of New Cipherloc Common Stock. Shareholders holding restricted shares of Company Common Stock will have shares of New Cipherloc Common Stock that are subject to the same restrictions on transfer as those to which their present shares of Company Common Stock are subject. In summary, New Cipherloc and its shareholders will be in the same respective positions under the federal securities laws after the Reincorporation as the Company and its shareholders prior to the Reincorporation.

Dissenters’ Right of Appraisal

Under Subchapter H, Chapter 10 of the Texas Business Organizations Code (§§10.351 through 10.368), a copy of which is included as APPENDIX G to this proxy statement (the “Dissenters’ Rights Statutes”), shareholders have dissenters’ and appraisal rights in connection with the approval of the Reincorporation. There are strict procedures for exercising these rights that if not met could result in the loss of these rights. Persons having beneficial interests in the Company’s common stock held of record in the name of another person, such as a broker or bank, must act promptly to cause the record holder to take the actions required under Texas law to exercise your dissenter’s rights. In order to dissent, you must carefully follow the requirements of the Dissenters’ Rights Statutes, including giving the required written notice of objection prior to the Annual Meeting.

To be eligible to exercise your right to dissent to the Reincorporation:

●	you must, prior to the Annual Meeting, provide the Company with a written notice of objection to the Reincorporation that states that you will exercise your right to dissent if the Reincorporation is completed and that provides an address to which the Company may send a notice of effectiveness if the Reincorporation is completed;

●	you must vote your shares of Company stock against the Reincorporation;

●	you must, not later than the 20th day after the Company sends you notice that the Reincorporation was completed, provide the Company with a written demand for payment that states the number of shares of Company stock you own, your estimate of the fair value of such stock and an address to which a notice relating to the dissent and appraisal procedures may be sent; and

●	you must, not later than the 20th day after the date on which you make written demand for payment, submit to the Company your certificates representing Company stock to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of your certificates representing Company stock has been made.

If you intend to exercise dissenters’ rights, you should read the Dissenters’ Rights Statutes carefully and consult with your own legal counsel. You should also remember that if you return a signed proxy card but fail to provide instructions as to how your shares of Company stock are to be voted, you will be considered to have voted in favor of the Reincorporation and you will not be able to assert dissenters’ rights. Also, if you exercise dissenters’ rights, you may have taxable income that is different from the taxable income of other shareholders, so you should consult with your own tax advisor if you intend to dissent. See “Federal Income Tax Consequences to the Reincorporation.” If the Reincorporation is approved by the shareholders of the Company, holders of Company common stock who make a written objection to the Reincorporation prior to the Annual Meeting, vote against the approval of the Reincorporation, properly make a written demand for payment following notice of the Reincorporation and timely surrender their Company stock certificates will be entitled to receive the fair value of their shares determined through an appraisal in cash under the Dissenters’ Rights Statutes.

Effect of Not Obtaining the Required Vote for Approval

If the Reincorporation Proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated, and the Company will continue to be incorporated in the State of Texas.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Shareholders

The affirmative vote of the holders of two-thirds of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 4.

PROPOSAL 5

REVERSE STOCK SPLIT PROPOSAL

Our management team has been studying the potential benefits of effecting a reverse stock split (a “Reverse Stock Split”) of our common stock for the purpose of uplisting to the Nasdaq Stock Market LLC (“Nasdaq”) in the future. Based on the Company’s stage of development, certain developments in its industry, the Company’s observations regarding the market for its peers whose securities are traded on Nasdaq, and discussions with U.S.-based investment banks and other advisors, the Company believes that there may be potential benefits of a reverse stock split and a future uplisting of our common stock from the OTCQB tier of the OTC Markets to Nasdaq, including:

●	a larger pool of available capital;

●	a greater average daily trading volume;

●	a greater number of U.S. retail and institutional investors; and

●	a potential increase in market valuation.

The Company must satisfy a variety of requirements to be accepted for listing on Nasdaq, including the requirement that the listed securities maintain a minimum per-share trading price for a specific period of time. The Company is contemplating the possibility of proceeding to complete the Reverse Stock Split in order to satisfy this requirement. This is not the only listing standard that the Company must meet, however, and the Company does not currently meet certain of the other Nasdaq listing standards. The Reverse Stock Split is merely a step toward an uplisting on Nasdaq.

Our Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to our stockholders for their approval an amendment to our proposed Delaware Certificate of Incorporation, that will be in effect upon the Reincorporation of our Company to the State of Delaware, to effect a reverse split of the outstanding shares of common stock in a ratio of one share-for-2 shares up to a ratio of one share-for-20 shares (the “Reverse Split Amendment”), which ratio will be selected by the Board following stockholder approval but in any event no later than one year after the Annual Meeting. The Reverse Stock Split Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware and set forth in a public announcement. The form of Reverse Split Amendment is attached to this proxy statement as Appendix A.

If the Board determines to implement the Reverse Split Amendment, we will communicate to the public, prior to the effective time of the Reverse Split Amendment, additional details regarding the Reverse Split Amendment (including the final reverse split ratio, as determined by the Board). The Board reserves the right to elect not to proceed with the Reverse Split Amendment if it determines, in its sole discretion, that the Reverse Split Amendment is no longer in the best interests of our company or our stockholders.

In determining which reverse split amendment to implement, if any, following receipt of stockholder approval of the Reverse Stock Proposal, the Board may consider, among other things, various factors, such as:

●	the historical trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Split on the trading market for our common stock in the short- and long-term;
●	threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in our common stock;
●	minimum listing requirements of Nasdaq;
●	which reverse split amendment would result in the least administrative cost to us; and
●	prevailing general market and economic conditions.

The failure of stockholders to approve the Reverse Stock Proposal could prevent us from meeting the Nasdaq $4.00 minimum bid price requirement (the “Minimum Bid Price Requirement”), among other things, unless the market price of our common stock increases above the Minimum Bid Price Requirement without a reverse split. If we are unable to uplist our common stock to Nasdaq, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to our inability to qualify for listing on Nasdaq, our stockholders may not have the ability to liquidate their investments in our common stock as and when desired and we believe our access to capital would become significantly diminished as a result.

Reasons for the Reverse Split

To uplist to Nasdaq in the future

We believe that a reverse stock split could increase the market price of our common stock sufficient to satisfy the Minimum Bid Price Requirement in the near term, though we cannot provide any assurance that a reverse stock split will have that effect or that a reverse stock split would increase the market price sufficiently for a prolonged period of time. The Board has weighed the potential harm to our company and its stockholders resulting from an inability to uplist to Nasdaq against the potential harm to our company and its stockholders from another significant reverse stock split, including the risks described below under “Certain Risks Associated with a Reverse Split.” We believe we will continue to need to raise capital to fund our operations until the businesses we are engaged in become cash flow positive or profitable (of which there is no assurance). If we are unable to Nasdaq, our access to capital may become further limited and we may not have sufficient capital to enable our operating subsidiaries to continue their operations or become cash flow positive or profitable. Therefore, the Board has concluded that the potential harm to our company and its stockholders resulting from a possible uplisting to Nasdaq outweighs the potential harm to our company and its stockholders from another significant reverse stock split. The Minimum Bid Price Requirement is not the only listing standard that the Company must meet, however, and the Company does not currently meet certain of the other Nasdaq listing standards. The Reverse Stock Split is merely the first step toward an uplisting on Nasdaq. There can be no assurance that the Company will meet the Nasdaq listing standards or that Nasdaq would approve the Company’s listing application.

To potentially improve the liquidity of our common stock.

A reverse split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock and potentially decreasing the volatility of our common stock if institutions become long-term holders of our common stock. A reverse split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices.

Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Certain Risks Associated with a Reverse Stock Split

There can be no assurance that the Reverse Stock Split will increase the market price of the common stock and have the desired effect of achieving compliance with the Minimum Bid Price Requirement. The Board believes that a Reverse Stock Split has the potential to increase the market price of our common stock so that we may be able to satisfy the Minimum Bid Price Requirement. However, the long- and near-term effect of the Reverse Stock Split upon the market price of the common stock cannot be predicted with any certainty.

As of the Record Date, the closing price of our common stock was $0.18. Historically, however, the closing price of our common stock during the fiscal year ended September 30, 2020, has traded as low as $0.11 per share to a high of $1.10 per share. As a result, we cannot be assured of compliance with the Minimum Bid Price Requirement in the future. There can be no assurance that a reverse stock split will increase the market price of our common stock so that we may be able to maintain compliance with the Minimum Bid Price Requirement.

Further, following any reverse stock split, we will continue to require significant proceeds from sales of our debt or equity securities to fund our operations for the near future, which will cause further dilution to stockholders. The issuance of a substantial number of shares of common stock or securities convertible into or exercisable for common stock in the future could cause downward pressure on the price of our common stock and there is no assurance that the market price for our common stock will remain at a level sufficient to satisfy the Minimum Bid Price Requirement.

Even if a reverse stock split enables us to gain compliance with the Minimum Bid Price Requirement, we may be unable to meet the other criteria of listing on Nasdaq. Further, the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

A reverse stock split would affect all of our common stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split will be that:

●	the number of issued and outstanding shares of common stock will be reduced proportionately based on the final reverse split ratio, as determined by the Board; and

●	the number of shares of our authorized common stock that are unissued and not reserved for future issuance will increase.

Although the number of outstanding shares of common stock would decrease following the Reverse Split Amendment, the Board does not intend for a reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The following table reflects the number of shares of common stock that would be outstanding as a result of the effectiveness of the Reverse Split Amendment and the approximate percentage reduction in the number of outstanding shares based on 82,927,311 shares of common stock issued and outstanding as of July 15, 2021, the Record Date. As of the Record Date, we had 598,072,689 shares of common stock available for issuance. The following table also shows the shares that would be available for issuance at various ratios that the Board of Directors may consider if the Reverse Split Amendment is effected. The Shares of Common Stock Available for Issuance After the Reverse Split assumes the proposal with respect to the reincorporation included in this proxy is approved. If approved, this proposal would set the authorized common shares to 681,000,000.

Proposed Reverse Split Ratio	Approximate Percentage Reduction	Approximate Shares of Common Stock to be Outstanding After the Reverse Split	Shares of Common Stock Available for Issuance After the Reverse Split
1-for-2	50.0%	41,463,656	639,536,345
1-for-8	87.5%	10,365,914	670,634,086
1-for-14	92.9%	5,923,379	675,076,621
1-for-20	95.0%	4,146,366	676,853,634

Effect of Reverse Split and Potential Anti-Takeover Effect

Management does not anticipate that our financial condition, the percentage ownership of common stock by management, the number of our stockholders, or any aspect of our business will materially change as a result of the Reverse Split Amendment. Because the Reverse Split Amendment will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed Reverse Split Amendment will not alter the relative rights and preferences of existing stockholders. However, the number of shares of common stock outstanding will be decreased, while the number of authorized but unissued shares will be increased.

Management does not currently plan to use the increase in our authorized but unissued shares that will result from the Reverse Split Amendment to make it more difficult or to discourage a future merger, tender offer or proxy contest or the removal of incumbent management. This Proposal is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Summarized in the following paragraphs are provisions included in our proposed Delaware Certificate of Incorporation, as amended, and our bylaws that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our proposed Delaware Certificate of Incorporation, as amended, grants our Board broad power to establish the rights and preferences of authorized and unissued shares of additional series of preferred stock. The creation and issuance of one or more additional series of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting. Our proposed Delaware Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the voting stock to elect some directors.

Vacancies. Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may be called by our Board or the Chairman of our Board and must be called by our Secretary at the request in writing of holders of record of twenty five percent (25%) of our outstanding capital stock entitled to vote. The requirement that 25% of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

Fractional Shares

If the reverse stock split ratio determined to be implemented by the Board, if any, will result in fractional shares, we will not issue fractional shares. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share.

Procedure for Effecting Reverse Stock Split

If the Board decides to implement a reverse split, the reverse split will become effective on the date the Reverse Split Amendment is filed with the Secretary of State of the State of Delaware. The time of such filing, if any, will be determined by the Board in its sole discretion. Beginning on the effective time of the Reverse Split Amendment, each certificate representing pre-reverse split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-reverse split shares of common stock.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse split that may be relevant to U.S. Holders (as defined below) of our common stock but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax consequences relevant to such holders’ particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	persons that are not U.S. Holders (as defined below);
●	persons subject to the alternative minimum tax;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies or other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A reverse split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse split, except with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Information Reporting and Backup Withholding. A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Appraisal Rights

There are no rights of appraisal or similar rights of dissenters with respect to this proposal.

Effect of Not Obtaining the Required Vote for Approval

If the Proposal 4 (Reincorporation from Texas to Delaware) fails to obtain the requisite vote for approval, the Board will not effectuate the Reverse Stock Split, regardless of whether this Proposal 5 receives the required vote of shareholders.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Shareholders

The affirmative vote of the holders of two-thirds of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 5.

PROPOSAL 6

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

Subject to the approval of the shareholders, the Board has approved a proposal to amend the Company’s Amended and Restated Articles of Incorporation (the “Restated Certificate”) to eliminate the shareholders’ statutory preemptive rights pursuant to Section 21.208 of the Texas Business Organizations Code (the “Amendment”). The proposed form of Amendment is attached as Appendix F to this proxy statement (subject to any changes required by applicable law). If adopted by the shareholders, in the event Proposal 4 is not approved by the shareholders or the Reincorporation does not otherwise occur, the Amendment would become effective upon filing of an appropriate certificate of amendment with the Secretary of State of the State of Texas. The proposed Amendment would add a new Article 9 to the Restated Certificate, which shall read in its entirety as follows

“No holder of shares of stock of any class shall have any preemptive right to subscribe for or purchase any additional shares of any class, or any bonds or convertible securities of any nature, provided however that the board of directors may, in authorizing the issuance of shares of stock of any class, confer a preemptive right that the board of directors may deem advisable in connection with such issuance.”

Section 21.208 of the Texas Business Organizations Code provides as follows:

“Subject to the certificate of formation, a shareholder of a corporation incorporated before September 1, 2003, has a preemptive right to acquire unissued or treasury shares of the corporation to the extent provided by Sections 21.204 (Statutory Preemptive Rights), 21.206 (Limitation on Action to Enforce Preemptive Right), and 21.207 (Disposition of Shares Having Preemptive Rights). After September 1, 2003, a corporation may limit or deny the preemptive right of the shareholders of the corporation by amending the corporation’s certificate of formation.”

Because the Company was formed prior to September 1, 2003, and the Restated Certificate does not currently limit or deny the preemptive right of the shareholders of the Company, the shareholders are currently entitled to statutory preemptive rights.

We believe that adopting an amendment to the Restated Certificate to eliminate the statutory preemptive rights of our shareholders is in the best interest of the Company and critical to sustaining our operations and achieving long-term success. As a public company, such preemptive rights can severely limit our access to capital and the types of fundraising methods available to us. If the Company does not effectuate its reincorporation to the State of Delaware, by adopting the proposed Amendment in accordance with Section 21.208 of the Texas Business Organizations Code, the Company’s ability to raise additional capital through different means and from different sources would be enhanced in the event the Company remains a Texas corporation. Accordingly, we believe that this Amendment could aid in our capital raising efforts and long-term growth.

Effect of Not Obtaining the Required Vote for Approval

If Proposal 4 (Reincorporation from Texas to Delaware) obtains the requisite vote for approval and the Reincorporation is consummated, the Board will not adopt the Amendment, regardless of whether this Proposal 6 receives the required vote of shareholders, as such action would no longer be necessary.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Shareholders

The affirmative vote of the holders of two-thirds of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 6.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of date of this proxy statement. There are no family relationships among any of our executive officers or directors.

Name	Age	Positions
David Chasteen	43	Chief Executive Officer, Director
Ryan Polk	53	Chief Financial Officer
Nicholas Hnatiw	41	Chief Technology Officer

See “Proposal No. 1—Election of Directors” for biographical and other information regarding Mr. Chasteen.

Ryan Polk – Chief Financial Officer

Mr. Polk has served as the Company’s Chief Financial Officer since February 1, 2020. Since November 2020, Mr. Polk has served as President of Archytas Automation, an industrial automation company. Mr. Polk served as CEO of Automated Retail Technologies from March 2020 to October 2020. Prior to that he was the CFO and COO of Generation Next Franchise Brands (OTCQB:VEND) from April 2019 to September 2019, the Chief Executive Officer of Generation Next Franchise Brands from October 2019 to January 2020, and also served as Chairman of the Board of Directors from September 2019 to December 2019 (Generation Next Franchise Brands Generation filed a petition for Chapter 11 Bankruptcy protection while Mr. Polk served as the Chairman of the Board and as CEO in December 2019 and then filed a petition for Chapter 7 Bankruptcy in January 2020). Since December 2017 he has also provided financial operating consulting services to small public and private companies through Perissos Partners, a sole proprietorship. From June 2017 to November 2017, he served as CFO of Cellpoint, as an employee before continuing to fulfill the CFO duties through Perissos Partners. He served as President of Motorsport Aftermarket Group from July 2015 to May 2017. Lacy Diversified Industries employed Mr. Polk in executive positions from July 2011 through May 2017. Mr. Polk has also held various vice president and chief financial officer positions during the period prior to Lacy Diversified and also served as a staff accountant with Ernst & Young in the 1990s. He is a graduate of Purdue University with two Bachelor of Science degrees from the Krannert School of Management. His career has focused on both the consumer products and technology industries.

Nicholas Hnatiw – Chief Technology Officer

Mr. Hnatiw serves as the Company’s Chief Technology Officer since November 2020. Mr. Hnatiw has more than 15 years of experience creating software technologies from network security to artificial intelligence. Mr. Hnatiw has led the design and development of a security risk assessment SaaS platform, run a security monitoring service with a custom-built next generation automation and SIEM system. Prior to the Company, Mr. Hnatiw served as the technical director for network operations supporting U.S. Cyber Command, U.S. Intelligence Agencies, and other Department of Defense research organizations from October 2010 to October 2014. From June 2015 to September 2019, Mr. Hnatiw was the Chief Executive Officer of Loki Labs, a cyber security firm. Mr. Hnatiw is also currently a consultant with Cuesta Partners (since January 2020); a partner and Chief Technology Officer of Sidechannel Security (since February 2020), and the Chief Technology Officer of RealCISO.io (since October 2020). Mr. Hnatiw earned a Bachelor of Science degree in computer engineering and computer science at the University of Massachusetts, Amherst.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth certain information concerning all compensation paid, earned or accrued for service by (i) our Principal Executive Officer and Principal Financial Officer and (ii) all other executive officers who earned in excess of $100,000 in the fiscal years ended September 30, 2020 and 2019, and each of the other two most highly compensated executive officers of the Company who served in such capacity at the end of the fiscal year whose total salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)#	All Other Compensation ($) (1)		Total ($)
Tom Wilkinson
Chairman of the Board Former Principal Financial Officer and	2020	$50,000	—	$—		$65,000	$115,000
Executive Officer	2019	$25,000	—	$96,500		$10,000	$131,500

David Chasteen	2020	$16,667	—	$—		$20,000	$36,667
Chief Executive Officer and Director	2019	$—	—	$34,939		$10,000	$44,939

Michael De La Garza	2020	$—	—	—		$—	$—
Former Chief Executive Officer and Former Chairman	2019	$413,137	—	—		$50,217	$463,354

Andrew Borene
Former Chairman &	2020	$94,500	$100,000	—		$175,000	$369,500
Chief Executive Officer(2)	2019	$—	—	—		$—	$—

Ryan Polk, Chief Financial Officer(3)	2020	$49,760	—	—		$—	$49,760

Gino Mauriello	2020	$72,917	—	—		$50,000	$122,917
Former Chief Financial	2019	$93,750	—	—		$—	$93,750
Officer(4)

Albert Carlson, PhD
Former Director &	2020	$121,890	—	—	$		$121,890
Chief Scientific	2019	$200,833	—	$57,900		$—	$258,733
Officer (6)

Milton Mattox	2020	$222,865	$15,000	$—		$—	$237,865
Former Chief Operating	2019	$185,417	—	$19,300		$—	$204,717
Officer(5)

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any option awards, non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.

# The fair value of stock issued for services is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant.

(1) All other compensation consists primarily of remunerations for director compensation (where applicable), legal settlements (where applicable), severance, auto and health insurance costs.

(2) Mr. Andrew Borene was appointed as Chief Executive Officer on November 25, 2019, and terminated as Chief Executive Officer on April 3, 2020.

(3) Mr. Polk was appointed as Chief Financial Officer on February 1, 2020.

(4) Mr. Mauriello was terminated as Chief Financial Officer on December 13, 2019.

(5) Mr. Mattox resigned from the Company on November 12, 2020.

(6) Mr. Carlson resigned from the Company on December 17, 2019.

Outstanding Equity Awards at Fiscal Year-End

None.

Employment Contracts

David Chasteen

On October 19, 2020, the Board appointed David Chasteen as Chief Executive Officer of the Company. Prior to his appointment, Mr. Chasteen was a member of the Board.

In connection with Mr. Chasteen’s appointment as Chief Executive Officer, the Company entered into an Executive Agreement and Offer Letter, each dated October 19, 2020, with Mr. Chasteen (collectively, the “Chasteen Employment Agreement”), pursuant to which he will receive a base annual salary of $100,000, payable in accordance with the Company’s standard payroll schedule, and other customary benefits. Mr. Chasteen is also eligible to receive (i) an annual cash bonus based on personal and Company-based metrics; and (ii) annual grants of stock-options and/or restricted stock units at the discretion of the Company’s Board. Mr. Chasteen is further eligible to receive discretionary bonuses payable from time to time in cash, stock or options, in the discretion of the Board. The Board increased Mr. Chasteen’s salary to $200,000 effective June 1, 2021, and granted $200,000 of RSU’s subject to the final approval of the Omnibus Equity Incentive Plan by the shareholders.

If the Company terminates Mr. Chasteen’s employment other than for Cause (as defined in the Chasteen Employment Agreement) or Mr. Chasteen resigns for Good Reason (as defined in the Chasteen Employment Agreement), then the Company is obligated to pay to Mr. Chasteen an amount equal to six (6) months of his salary. Additionally, during Mr. Chasteen’s employment, if the Company sells all or substantially all of its assets or consummates a merger, reorganization or similar transaction in which a majority of the equity in the surviving company is not owned by the stockholders of the Company immediately prior to such a transaction, then Mr. Chasteen will receive a bonus equal to 5% of the Net Proceeds of such a transaction. Net Proceeds are defined as the purchase price, less costs incurred to complete the sale, to include but not limited to accounting, legal, due diligence, commissions, investment banking fees or similar costs that are necessitated by the applicable transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Principal Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2021 (the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined in “Executive and Director Compensation”, (ii) each member of our Board, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock or preferred stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 82,927,311 shares of our common stock outstanding as of the Date of Determination.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common or preferred stock. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Cipherloc Corporation, 6836 Bee Cave Road, Bldg. 1, S#279, Austin, Texas 78746.

Name and Address of Beneficial Owners	Amount	Percent Ownership
Tom Wilkinson	15,200	*	%
Anthony Ambrose	—	—%
David Chasteen	—	*	%
Sammy Davis, DrPH	10,000	*	%
Ryan Polk	—	—%
Nicholas Hnatiw	—	—%
All Officers and Directors as a Group (6 persons)	25,200	*	%

5% or greater shareholders

None.

* Less than 1%.

Equity Compensation Plan Information

As of this filing, the Company did not have any equity compensation plans.

Changes in Control

The Company is not currently aware of any arrangements which may at a subsequent date result in a change of control of the Company.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings. Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions” section, the following sets forth a summary of all transactions since January 1, 2019, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for September 30, 2020 and 2019, and in which any officer, director, or any shareholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest (other than compensation described above under “Executive Compensation” and/or “Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

De La Garza Settlement

On August 28, 2020, we entered into a Settlement Agreement and Mutual General Release (the “Settlement”) with Michael De La Garza, a former director of the Company. The Settlement related to certain actions, including (i) Cipherloc Corporation vs. Michael De La Garza, MSR, LLC, and James LaGanke, as Trustee of the Caramel Trust II, Civil Action No. 1:19-CV-01147-LY in the United States District Court for the Western District of Texas, Austin Division, (ii) Cipherloc Corporation vs. Michael De La Garza, Cause No. D-1-GN-19-005253 in the 53rd Judicial District Court of Travis County, Texas, and (iii) Michael De La Garza and Cipherloc, Inc. v. Tom Wilkinson, Anthony Ambrose, Manchester PR, LLC and Manchester Explorer, LP; Cause No. D-1-GN-19-004708 in the 53rd Judicial District Court of Travis County, Texas. Under the Settlement, all of the foregoing actions were dismissed with prejudice. Pursuant to the Settlement, Mr. De La Garza, agreed to, among other things, (i) resign as a director of the Company and confirmed that he had no disagreements with the Board, and (ii) return 13,137,757 shares of the Company’s common stock, $0.01 par value per share (the “Forfeited Stock”), held by him to the Company’s treasury. We agreed to pay Mr. De La Garza an aggregate sum of $400,000 (the “Settlement Amount”), payable as follows: (A) $300,000 on or before ten (10) business days after the last to occur (the “Settlement Date”) of (i) the execution of the Settlement by Mr. De La Garza, (ii) actual receipt by the Company of the Forfeited Stock and consummation of the deliveries contemplated by the Settlement, and (iii) the receipt by the Company of a completed Internal Revenue Service Form W-9 from Mr. De La Garza; and (B) $25,000 on each of the four (4) succeeding quarterly anniversaries of the Settlement Date. Notwithstanding the foregoing, in the event that Mr. De La Garza is not in compliance with the Settlement on any such payment date, then no payment shall be due, and we will have the right to pursue any and all remedies against De La Garza including, without limitation, seeking the return of all amounts paid. In exchange for the consideration described above, and subject to the terms and conditions set forth in the Settlement, the Company and Mr. De La Garza mutually agreed to grant each other a general release.

Other Payments

Skylar, Olivia and Robin De La Garza, the immediate family members of former CEO Michael De La Garza, earned $52,278, $47,176 and $53,000, respectively, in compensation for the year ended September 30, 2019. In August 2019, Robin and Skylar De La Garza were terminated as employees of the Company. The Company also paid $11,394 in educational costs of Skylar De La Garza and $6,200 in moving expenses of Olivia De La Garza. Michael De La Garza was the CEO and director of the Company during the period of time when these payments were made.

Review, Approval or Ratification of Transactions with Related Parties

Our Board reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. The material facts as to a related party’s relationship or interest in the transaction are disclosed to our Board prior to their consideration of such transaction. Further, when shareholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the shareholders, who must approve the transaction in good faith. The Company does not have a related party transactions policy in place.

OTHER MATTERS

The Board knows of no other business, which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. The proxy also has discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our board of director’s recommendations.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the "Proposing Shareholder") must have given written notice of the Proposing Shareholder's nomination or proposal, either by personal delivery or by United States mail to the Secretary of the Company not later than sixty (60) calendar days prior to the date such annual meeting is to be held. If the current year's meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year's annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a Proposing Shareholder's notice as provided above.

For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to Section 2.2 of our Bylaws may provide the information required for notice of a shareholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within ten (10) calendar days after delivery of the written request for the meeting to the Secretary.

A proposing shareholder's notice shall include as to each matter the proposing shareholder proposes to bring before the annual meeting;

(a) The name and address of the proposing shareholder, and the classes and number of shares of the corporation held by the proposing shareholder.

(b) If the notice is in regard to a nomination of a candidate for election as director: (a) the name, age, and business and residence address of the candidate; (b) the principal occupation or employment of the candidate; and (c) the class and number of shares of the corporation beneficially owned by the candidate.

(c) If the notice is about a proposal other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing shareholder in such proposal.

Accordingly, stockholders who intend to have a proposal considered at our 2021 Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than July 30, 2021, which proposal must be made in accordance with the provisions outlined above.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Brokers with account holders who are our stockholders may be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or submit a request in writing to our Secretary, c/o Cipherloc Corporation, 6836 Bee Cave Rd, Bldg. 1, S#279, Austin, TX 78746. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, may be obtained without charge by writing to the Company’s Secretary, Cipherloc Corporation, 6836 Bee Cave Rd, Bldg. 1, S#279, Austin, TX 78746. The Notice, our Annual Report on Form 10-K and this proxy statement are also available online at .

By Order of the Board of Directors

/s/ Tom Wilkinson
Tom Wilkinson
Chairman of the Board of Directors

July 15, 2021

APPENDIX A

CIPHERLOC CORPORATION
2021 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.     Purpose of Plan.

The name of the Plan is the Cipherloc Corporation 2021 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or any combination of the foregoing.

Section 2.     Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)       “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)       “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c)       “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d)       “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(e)       “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f)       “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g)       “Board” means the Board of Directors of the Company.

(h)       “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(i)       “Cause” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” then “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime; (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion); (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant; (iv) a Participant’s negligence, malfeasance, breach of fiduciary duties, neglect of duties; (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate; or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. A Participant’s employment or provision of services shall be deemed to have terminated for Cause if, after the Participant’s employment or provision of services has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.

(j)       “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(k)       “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(1)       any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2)       the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(3)       there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(4)       the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(l)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m)       “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.

(n)       “Common Stock” means the common stock of the Company, par value $0.01.

(o)       “Company” means Cipherloc Corporation, a Texas corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(p)       “Disability” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” means that a Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(q)       “Effective Date” has the meaning set forth in Section 17 hereof.

(r)       “Eligible Recipient” means an employee, director or independent contractor of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director or independent contractor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(s)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t)       “Exempt Award” shall mean the following:

(1)       An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2)       An award that an Eligible Recipient purchases at Fair Market Value (including awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

(u)       “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and (ii) with respect to a Stock Appreciation Right, the base price per share of such Stock Appreciation Right.

(v)       “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(w)       “Free Standing Rights” has the meaning set forth in Section 8.

(x)       “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(y)       “Grandfathered Arrangement” means an Award which is provided pursuant to a written binding contract in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017, within the meaning of Section 13601(e)(2) of P.L. 115.97, as may be amended from time to time (including any rules and regulations promulgated thereunder).

(z)       “Incentive Compensation” means annual cash bonus and any Award.

(aa)      “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(bb)      “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(cc)      “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(dd)     “Other Stock-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(ee)      “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(ff)      “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(gg)      “Plan” means this 2021 Omnibus Equity Incentive Plan.

(hh)      “Related Rights” has the meaning set forth in Section 8.

(ii)       “Restricted Period” has the meaning set forth in Section 9.

(jj)       “Restricted Stock” means a Share granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(kk)      “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(ll)       “Rule 16b-3” has the meaning set forth in Section 3.

(mm)    “Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.

(nn)       “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(oo)       “Stock Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(pp)       “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(qq)       “Transfer” has the meaning set forth in Section 15.

Section 3.       Administration.

(a)       The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b)       Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)       to select those Eligible Recipients who shall be Participants;

(2)       to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3)       to determine the number of Shares to be covered by each Award granted hereunder;

(4)       to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Stock Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the payment schedules of such Awards and/or, to the extent specifically permitted under the Plan, accelerating the vesting schedules of such Awards);

(5)       to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6)       to determine the Fair Market Value in accordance with the terms of the Plan;

(7)       to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8)       to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9)       to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10)       to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c)       Subject to Section 5, neither the Board nor the Committee shall have the authority to (i) reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders.

(d)       All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e)       The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(f)       If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

Section 4.       Shares Reserved for Issuance Under the Plan.

(a)       Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of (i)_8,000,000_ shares, plus (ii) an annual increase on the first day of each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the Plan, equal to the lesser of (A) five percent (5%) of the Shares outstanding (on an as-converted basis, which shall include Shares issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for Shares, including without limitation, preferred stock, warrants and employee options to purchase any Shares) on the final day of the immediately preceding calendar year and (B) such lesser number of Shares as determined by the Board; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

(b)       Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, (i) any Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options; and (ii) Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying a Stock Appreciation Right that are retained by the Company to account for the Exercise Price of such Stock Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for grant under the Plan.

(c)       No more than 8,000,000__ Shares (as increased on an annual basis, on the first day of each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the Plan, by the lesser of (A) five percent (5%) of the Shares outstanding (on an as-converted basis, which shall include Shares issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for Shares, including without limitation, preferred stock, warrants and employee options to purchase any Shares) on the final day of the immediately preceding calendar year; (B) _2,000,000__ Shares, and (C) such lesser number of Shares as determined by the Board) shall be issued pursuant to the exercise of ISOs.

(d)       Director Compensation Limits. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date Fair Market Value of equity-based Awards (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Top 718, or any successor thereto) plus any cash fees paid by the Company for serving as a non-employee director of the Board during any calendar year shall not exceed $_120,000__, increased to $ 150,000___ in the calendar year of his or her initial service as a non-employee director.

Section 5.       Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.      Eligibility and Award Limits.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.      Options.

(a)       General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)       Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c)       Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 4(d) of the Plan, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d)       Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e)       Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f)       ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1)       ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company at the time of grant, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2)       $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)       Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g)       Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(h)       Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i)       Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8.       Stock Appreciation Rights.

(a)       General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made. Each Participant who is granted a Stock Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)       Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c)       Exercise Price. The Exercise Price of Shares purchasable under a Stock Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d)       Exercisability.

(1)       Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)       Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e)       Payment Upon Exercise.

(1)       Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2)       A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)       Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f)       Termination of Employment or Service. Treatment of a Stock Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g)       Term.

(1)       The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)       The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h)       Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9.      Restricted Stock and Restricted Stock Units.

(a)       General. Restricted Stock or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made. Each Participant who is granted Restricted Stock or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Stock and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)       Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions appliable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award. With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c)       Restrictions and Conditions. The Restricted Stock or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1)       The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2)       Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Stock vests. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3)       The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service as a director or independent contractor to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)       Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10.      Other Stock-Based Awards.

Other Stock-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. Each Participant who is granted an Other Stock-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11.       Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant is employed by the Company or any of its Affiliates immediately prior to the consummation of such Change in Control then upon the consummation of such Change in Control, the Administrator, in its sole and absolute discretion, may:

(a)       provide that any unvested or unexercisable portion of any Award carrying a right to exercise become fully vested and exercisable; and

(b)       cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan to lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.

If the Administrator determines in its discretion pursuant to Section 3(b)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 12.        Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. Subject to Section 3(c), the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 13.        Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14.        Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 15.        Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 16.      Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17.      Effective Date.

The Plan was approved by the Board on May 12, 2021, and shall be adopted and become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

Section 18.      Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 19.      Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20.       Securities Matters and Regulations.

(a)       Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)       Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)       In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 21.       Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 22.       Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23.      No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24.      Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25.     Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26.     Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27.     Clawback.

(a)       If the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to the Company, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both.

(b)      Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 28.      Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to principles of conflicts of law of such state.

Section 29.      Indemnification.

To the extent allowable pursuant to applicable law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 30.       Titles and Headings, References to Sections of the Code or Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

Section 31.       Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 32.       Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

APPENDIX B

AGREEMENT AND PLAN OF MERGER

OF

CIPHERLOC CORPORATION
(a Texas corporation)

WITH AND INTO

CIPHERLOC CORPORATION
(a Delaware corporation)

RECITALS

WHEREAS, Cipherloc Corporation (“Cipherloc Texas”) is a for-profit corporation duly organized and existing under the laws of the State of Texas;

WHEREAS, Cipherloc Corporation (“Cipherloc Delaware”) is a corporation duly organized and existing under the laws of the State of Delaware, and a direct wholly owned subsidiary of Cipherloc Texas;

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions stated herein, Cipherloc Texas be merged with and into Cipherloc Delaware, and that Cipherloc Delaware be the surviving corporation of such merger (the “Merger”);

WHEREAS, the Merger will effectuate a reincorporation of Cipherloc Texas from the State of Texas to the State of Delaware (the “Reincorporation”);

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code and this agreement represents a plan of reorganization within the meaning of Section 368 of the Code;

WHEREAS, the Board of Directors of Cipherloc Delaware has (i) determined that the Merger is advisable, fair to, and in the best interests of Cipherloc Delaware and its sole stockholder, (ii) approved and declared advisable this Agreement and Plan of Merger (this “Agreement”) and the consummation of the transactions contemplated hereby, including the Merger, in accordance with the terms and conditions set forth in this Agreement, pursuant to Section 252 of the General Corporation Law of the State of Delaware (the “DGCL”), and (iii) recommended that the sole stockholder of Cipherloc Delaware approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Board of Directors of Cipherloc Texas has (i) determined that the Merger and the Reincorporation are advisable and in the best interest of Cipherloc Texas and its shareholders, (ii) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Reincorporation, in accordance with the terms and conditions set forth in this Agreement, pursuant to Section 10.001 of the Texas Business Organizations Code (the “TBOC”) and (iii) submitted the adoption of this Agreement and the transactions contemplated hereby, including the Merger and the Reincorporation, to its shareholders for their consideration and approval;

WHEREAS, the Certificate of Incorporation of Cipherloc Delaware is as set forth in Exhibit A; and

WHEREAS, the Bylaws of Cipherloc Delaware are as set forth in Exhibit B;

NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

Section 1

Merger

1.1 In accordance with the DGCL and the TBOC, and subject to, and upon the terms and conditions of, this Agreement, at the Effective Time, Cipherloc Texas shall be merged with and into Cipherloc Delaware, the separate corporate existence of Cipherloc Texas shall cease, and Cipherloc Delaware will continue as the surviving corporation of the Merger (the “Surviving Corporation”). The name of the Surviving Corporation shall be “CIPHERLOC CORPORATION”.

1.2 The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL and the TBOC. Without limiting the generality of the foregoing, and subject to Section 259 of the DGCL and Section 10.008 of the TBOC, at the Effective Time, the separate existence of Cipherloc Texas will cease, and Cipherloc Delaware will possess all the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties, of Cipherloc Texas; and all the rights, privileges, immunities, powers and franchises of Cipherloc Texas, and all property, whether real, personal or mixed, all stock registered in the name of Cipherloc Texas, and all debts due to Cipherloc Texas on whatever account, and all subscriptions and all choses in action of or belonging to Cipherloc Texas, will be vested in Cipherloc Delaware and all such property, rights, privileges, immunities, powers and franchises will be thereafter as effectually the property of Cipherloc Delaware as they were of Cipherloc Texas, and the title to any real estate vested by deed or otherwise in Cipherloc Texas will not revert or be in any way impaired by reason of the Merger but will be vested in Cipherloc Delaware; and all rights of creditors and all liens upon any property of Cipherloc Texas will be preserved unimpaired, and all debts, liabilities and duties of Cipherloc Texas will be preserved unimpaired, and all debts, liabilities and duties of Cipherloc Texas will attach to Cipherloc Delaware and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it, and any claim existing or action or proceeding pending by or against Cipherloc Texas may be prosecuted against Cipherloc Delaware. All acts, plans, policies, agreements, arrangements, approvals and authorizations of Cipherloc Texas and its agents which were valid and effective immediately prior to consummation of the Merger will be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of Cipherloc Delaware and will be as effective and binding thereon, in each case as the same were with respect to Cipherloc Texas.

Section 2

Conversion of Shares

2.1 At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto, the holders of any shares of capital stock of such parties, or any other person or entity:

a. Each share of Common Stock of Cipherloc Delaware, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time, shall be cancelled and shall cease to exist, and no consideration shall be issued in respect thereof or in exchange therefor.

b. Each share of Common Stock of Cipherloc Texas, par value $0.01 per share, held in Cipherloc Texas’s treasury immediately prior to the Effective Time, shall be converted into one share of Common Stock of the Surviving Corporation, par value $0.01 per share, held in the Surviving Corporation’s treasury.

c. Each share of Common Stock of Cipherloc Texas, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, shall be converted into one share of Common Stock of the Surviving Corporation, par value $0.01 per share.

Section 3
Conversion Mechanics

3.1 At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding shares of Common Stock of Cipherloc Texas (a “Cipherloc Texas Certificate”) shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of Common Stock of Cipherloc Delaware into which the shares of Common Stock of Cipherloc Texas represented by such Cipherloc Texas Certificate immediately prior to the Effective Time have been converted pursuant to this Agreement. The registered holder of any Cipherloc Texas Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of Cipherloc Texas (or of the transfer agent in respect of the Common Stock of Cipherloc Texas), immediately prior to the Effective Time, shall, until such Cipherloc Texas Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the shares of Common Stock of Cipherloc Delaware into which the shares of Common Stock of Cipherloc Texas represented by any such Cipherloc Texas Certificate have been converted pursuant to this Agreement.

3.2 Each holder of a Cipherloc Texas Certificate shall, upon the surrender of such Cipherloc Texas Certificate to the Surviving Corporation (or the transfer agent in respect of the Common Stock of Cipherloc Delaware) for cancellation after the Effective Time, be entitled to receive from the Surviving Corporation (or the transfer agent in respect of the Common Stock), a certificate (a “Cipherloc Delaware Certificate”) representing the number of shares of Common Stock of Cipherloc Delaware into which the shares of Common Stock of Cipherloc Texas represented by such Cipherloc Texas Certificate have been converted pursuant to this Agreement. If any such Cipherloc Delaware Certificate is to be issued in a name other than that in which the Cipherloc Texas Certificate surrendered for exchange is registered, such exchange shall be conditioned upon (i) the Cipherloc Texas Certificate so surrendered being properly endorsed or otherwise in proper form for transfer and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the Cipherloc Delaware Certificate in a name other than that of the registered holder of the Cipherloc Texas Certificate surrendered, or establishing to the satisfaction of the Surviving Corporation, or the transfer agent in respect of the Common Stock that such tax has been paid or is not applicable.

3.3 Where no Cipherloc Texas Certificate has been issued in the name of a holder of shares of Common Stock of Cipherloc Texas, a “book entry” (i.e., a computerized or manual entry) shall be made in the shareholder records of the Surviving Corporation to evidence the issuance to such holder of an equal number of shares of Common Stock of Cipherloc Delaware.

3.4 Notwithstanding anything in this Agreement to the contrary, the shares of  Common Stock of Cipherloc Texas issued and outstanding immediately prior to the Effective Time that are held by any person that is entitled to demand and properly demands payment of the fair value of such shares of Common Stock of Cipherloc Texas pursuant to, and that complies in all respects with, the provisions of Section 10.356 of the TBOC, and does not properly withdraw such demand in accordance with Section 10.357 of the TBOC or otherwise have such rights of dissent terminated pursuant to Section 10.367 of the TBOC, in each case prior to the Effective Time (the “Dissenting Common Shares”), shall not be converted into the right to receive the consideration as provided in Section 3.1, but, instead, such person shall be entitled to such rights (but only such rights) as are granted by Section 10.354 of the TBOC. At the Effective Time, all Dissenting Common Shares shall no longer be outstanding and automatically shall be cancelled and shall cease to exist and, except as otherwise provided by the TBOC, each holder of Dissenting Common Shares shall cease to have any rights with respect to the Dissenting Common Shares, other than such rights as are granted by Section 10.354 of the TBOC. Notwithstanding the foregoing, if any such person (i) shall have failed to establish entitlement to relief as a dissenting shareholder as provided in Section 10.361 of the TBOC, (ii) shall have effectively withdrawn demand for relief as a dissenting shareholder with respect to such Dissenting Common Shares under Section 10.357 of the TBOC or lost the right to relief as a dissenting shareholder under Section 10.356 of the TBOC or (iii) shall have failed to file a petition with the appropriate court seeking relief as to the determination of the value of all such Dissenting Common Shares within the time provided in Section 10.361 of the TBOC, such person shall forfeit or, in the event a court of competent jurisdiction shall determine that such person is not entitled to the relief provided by Section 10.361 of the TBOC, lose the right to relief as a dissenting shareholder with respect to such Dissenting Common Shares, and such Dissenting Common Shares shall be deemed to have been converted at the Effective Time into the consideration provided for such shares in Section 3.1.

Section 4

Benefit Plans and Warrants

4.1 Effective as of the Effective Time, automatically and without any action on the part of the holder thereof: (i) each option to purchase shares of Common Stock of Cipherloc Texas granted under any of Cipherloc equity plan (collectively, the “Cipherloc Texas Equity Plans”) or otherwise (each option so issued, a “Cipherloc Texas Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall cease to represent a right to acquire shares of Common Stock of Cipherloc Texas and shall be converted into an option to purchase shares of Common Stock of Cipherloc Delaware, on substantially the same terms and conditions (including exercise price and vesting schedule) as applied to such Cipherloc Texas Option immediately prior to the Effective Time (each as so converted, a “Cipherloc Delaware Option”) and (ii) each right of any kind (including, without limitation, any warrants), vested or unvested, contingent or accrued, to receive shares of Common Stock of Cipherloc Texas or benefits measured in whole or in part by reference to the value of Common Stock of Cipherloc Texas whether granted under the Cipherloc Texas Equity Plans or otherwise outstanding as of the Effective Time, other than Cipherloc Texas Options (each, a “Cipherloc Texas Equity Agreement”), shall, in each case, be converted into a substantially similar award for, or with respect to, shares of Common Stock of Cipherloc Delaware on substantially the same terms and conditions (including vesting schedule) as applied to such Cipherloc Texas Equity Agreement immediately prior to the Effective Time (each as so converted, a “Cipherloc Delaware Equity Agreement”).

4.2 Any Cipherloc Texas Option which qualifies as an incentive stock option under Section 422 of the U.S. Internal Revenue Code and the Treasury regulations promulgated thereunder shall be converted to a Cipherloc Delaware Option, to the extent possible, in accordance with Section 424 of the U.S. Internal Revenue Code and the Treasury regulations promulgated thereunder. Any Cipherloc Texas Option which does not qualify as an incentive stock option under Section 422 of the U.S. Internal Revenue Code and the Treasury regulations promulgated thereunder shall be converted to a Cipherloc Delaware Option, to the extent possible, in accordance with Section 409A of the U.S. Internal Revenue Code and the Treasury regulations promulgated thereunder. Any Cipherloc Texas Equity Agreement shall be converted to a Cipherloc Delaware Equity Agreement, to the extent possible, in a manner which does not violate the requirements of Section 409A of the U.S. Internal Revenue Code and the Treasury regulations promulgated thereunder.

4.3 Prior to the Effective Time, Cipherloc Texas shall take all corporate action necessary to provide for the treatment of the Cipherloc Texas Options, the Cipherloc Delaware Options, the Cipherloc Texas Equity Agreements and the Cipherloc Delaware Equity Agreements as set forth in this Section 4.

4.4 A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, warrants and stock purchase rights equal to the number of shares of Common Stock of Cipherloc Texas so reserved immediately before the Effective Time.

Section 5

Effective Time

5.1 If the adoption of this Agreement is duly approved by the sole stockholder of Cipherloc Delaware, and the Merger and the Reincorporation are duly approved by the shareholders of Cipherloc Texas, and this Agreement is not terminated in accordance with Section 8 hereof, (i) Cipherloc Delaware shall execute and file a Certificate of Merger (the “Delaware Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL; and (ii) Cipherloc Texas and Cipherloc Delaware shall each execute and file a Certificate of Merger (the “Texas Certificate of Merger” and, together with the Delaware Certificate of Merger, the “Certificates of Merger”) with the Secretary of State of the State of Texas in such form as required by, and executed in accordance with the relevant provisions of, the TBOC.

5.2 The Merger shall become effective upon the later filing of the Certificates of Merger or at such later time as specified in the Certificates of Merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

Section 6

Certificate of Incorporation and By-Laws

6.1 The Certificate of Incorporation of Cipherloc Delaware, as it exists at the Effective Time shall remain in full force and effect as the Certificate of Incorporation of the Surviving Corporation after the Effective Time until altered or amended in accordance with its terms and the DGCL.

6.2 The Bylaws of Cipherloc Delaware as they exist at the Effective Time shall remain in full force and effect as the bylaws of the Surviving Corporation until altered or amended in accordance with their terms and the DGCL.

Section 7

Directors and Officers

7.1 The parties shall take all actions necessary so that the directors and officers of Cipherloc Texas immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation immediately following the Effective Time until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as either may be in effect from time to time, or as otherwise provided by law.

Section 8

Amendment and Termination

8.1 At any time prior to the Effective Time, whether before or after approval of the adoption of this Agreement by the sole stockholder of Cipherloc Delaware and/or the approval of the Merger and the Reincorporation by the shareholders of Cipherloc Texas, this Agreement may be amended, to the fullest extent permitted by applicable law, by an agreement in writing duly approved by the Board of Directors of each of Cipherloc Delaware and Cipherloc Texas; provided, however, that after the adoption of this Agreement by the sole stockholder of Cipherloc Delaware and/or the approval of the Merger and the Reincorporation by the shareholders of Cipherloc Texas, no amendment shall be made to this Agreement that by law requires further approval or authorization by the sole stockholder of Cipherloc Delaware and/or the shareholders of Cipherloc Texas, without such further approval or authorization.

8.2 At any time prior to the Effective Time, whether before or after approval of the adoption of this Agreement by the sole stockholder of Cipherloc Delaware and/or the approval of the Merger and the Reincorporation by the shareholders of Cipherloc Texas, this Agreement and Plan of Merger may be terminated and abandoned by either the Board of Directors of Cipherloc Delaware or the Board of Directors of Cipherloc Texas.

Section 9

Stockholder Vote

9.1 This Agreement will be submitted to a vote of the stockholders of the Cipherloc Texas for their consideration and adoption at a meeting of such stockholders in accordance with the provisions of Section 10.001 of the TBOC. In the event that this Agreement shall not be adopted by the requisite vote of the stockholders of Cipherloc Texas entitled to vote thereon, this Agreement shall thereupon terminate without further action of the parties hereto.

Section 10

[Intentionally Omitted]

Section 11
Miscellaneous

11.1 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Cipherloc Texas or Cipherloc Delaware acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Cipherloc Texas and Cipherloc Delaware, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Cipherloc Texas and Cipherloc Delaware or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

11.2 Further Assurances. From time to time, as and when required by Cipherloc Delaware or by its successors and assigns, there will be executed and delivered on behalf of Cipherloc Texas such deeds and other instruments, and there will be taken or caused to be taken by Cipherloc Delaware and Cipherloc Texas such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise in Cipherloc Delaware the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Cipherloc Texas, and otherwise to carry out the purposes of this Agreement, and the officers and director of Cipherloc Delaware will be fully authorized in the name and on behalf of Cipherloc Texas or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

11.3 Governing Law. Except to the extent that the laws of the State of Texas mandatorily apply with respect to the internal affairs of Cipherloc Texas, this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

11.4 Entire Agreement. This Agreement constitutes the complete and entire agreement among the parties and constitutes the complete, final, and exclusive embodiment of their agreement with respect to the subject matter hereof.

11.5 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.6 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

11.7 Counterparts. This Agreement may be executed in counterparts with the same effect as if all parties have signed the same document and each such executed counterpart shall be deemed to be an original instrument. All executed counterparts together shall constitute one and the same instrument.

11.8 Facsimile or Electric Signatures. This Agreement may be executed and delivered by facsimile or other electronic transmission and upon such delivery the facsimile signature or other electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Cipherloc Delaware and Cipherloc Texas has caused this Agreement to be executed by a duly authorized officer, as of the __ day of ______, 202_.

CIPHERLOC CORPORATION
(a Delaware corporation)

By:	/s/
Name:
Title:

CIPHERLOC CORPORATION
(a Texas corporation)

By:	/s/
Name:
Title:

[Signature page to Agreement and Plan of Merger]

APPENDIX C

CERTIFICATE OF INCORPORATION OF

CIPHERLOC CORPORATION

ARTICLE I

The name of the corporation is Cipherloc Corporation (the “Company”).

ARTICLE II

The address of the registered office of the Company in the State of Delaware is [address of registered office]. The name of its registered agent at that address is [name of registered agent].

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock of all classes which the Company is authorized to issue is 691,000,000 shares, consisting of 681,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the shares of any such series (but not below the number of shares of such series then outstanding).

ARTICLE V

The name and mailing address of the incorporator is:

[name and address]

ARTICLE VI

The stockholders of the Company shall have the power to adopt, amend or repeal the Bylaws. The Board of Directors of the Company shall also have the power to adopt, amend or repeal Bylaws of the Company, except insofar as Bylaws adopted by the stockholders shall otherwise provide.

ARTICLE VII

Election of Directors need not be by written ballot unless a stockholder demands election by written ballot at a stockholder meeting and before voting begins, or unless the Bylaws of the Company shall so provide.

ARTICLE VIII

A Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transactions from which the Director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Company existing at the time of such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

Any action required or permitted to be taken by the stockholders of the Company may be taken at a duly called annual or special meeting of such holders or by consent in writing by such holders. Except as otherwise required by law, special meetings of stockholders of the Company for any purpose or purposes may be called only (i) by the Chairman of the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or (ii) by the Board of Directors upon written request by one or more stockholders owning, in the aggregate, at least 25% of the Company’s outstanding shares entitled to vote on the matter or matters to be brought before the proposed special meeting, determined in accordance with the provisions of the Company’s Bylaws, and who otherwise comply with such other requirements and procedures set forth in the Company’s Bylaws, as now or hereinafter in effect.

ARTICLE X

Each stockholder of the Corporation and each Person holding any beneficial interest in the Corporation (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Certificate of Incorporation (including any claims, suits or actions to interpret, apply or enforce (A) the provisions of this Certificate of Incorporation or the Bylaws, (B) the duties, obligations or liabilities of the Corporation to the stockholders of the Corporation, or of stockholders of the Corporation to the Corporation, or among stockholders of the Corporation, (C) the rights or powers of, or restrictions on, the Corporation or any stockholder of the Corporation, (D) any provision of the DGCL, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the DGCL relating to the Corporation (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided , that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

[signature page follows]

THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware and the acts amendatory thereof and supplemental thereto, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts stated herein are true, and accordingly hereunto has set my hand and seal this __ day of _________ ___.

[name of incorporator], Incorporator

APPENDIX D

CIPHERLOC CORPORATION

BYLAWS

ADOPTED: __________, 2021

CIPHERLOC CORPORATION

BYLAWS

ARTICLE 1. OFFICES

Section 1.1	Registered Office
Section 1.2	Other Offices

ARTICLE 2. MEETINGS OF STOCKHOLDERS

Section 2.1	Annual Meeting
Section 2.2	Special Meetings
Section 2.3	Time and Place of Special Meetings
Section 2.4	Notice
Section 2.5	Quorum
Section 2.6	Adjournment
Section 2.7	Organization of Meetings
Section 2.8	Voting and Record Date
Section 2.9	Conduct of Meeting
Section 2.10	Action Without Meeting

ARTICLE 3. DIRECTORS

Section 3.1	Number
Section 3.2	Term, Qualification, Vacancies, and Newly Created Directorships
Section 3.3	Removal
Section 3.4	Powers
Section 3.5	Meetings of the Board
Section 3.6	Quorum
Section 3.7	Vote Necessary to Act and Participation by Conference Telephone
Section 3.8	Executive and Other Committees
Section 3.9	Compensation
Section 3.10	Rules of Procedure
Section 3.11	Action Without Meeting

ARTICLE 4. OFFICERS

Section 4.1	Officers
Section 4.2	Number of Offices
Section 4.3	Terms
Section 4.4	Duties of the Executive Officers
Section 4.5	Chairman of the Board

Page i

ARTICLE 5. INDEMNIFICATION, advancement, AND INSURANCE

Section 5.1	Right of Indemnification and Advancement
Section 5.2	Right of Claimant to Bring Suit
Section 5.3	Non-Exclusivity of Rights
Section 5.4	Insurance
Section 5.5	Setoff of Indemnification Remedies; Subrogation
Section 5.6	Amendment or Repeal
Section 5.7	Severability

ARTICLE 6. MISCELLANEOUS

Section 6.1	Certificates of Stock
Section 6.2	Transfer of Stock
Section 6.3	Stockholders of Record
Section 6.4	Corporate Seal
Section 6.5	Fiscal Year
Section 6.6	Books and Records
Section 6.7	Notices
Section 6.8	Amendments

Article 7. Construction and Defined Terms

Section 7.1	Construction
Section 7.2	Defined Terms

Page ii

BYLAWS

OF

CIPHERLOC CORPORATION

ARTICLE 1. OFFICES

Section 1.1. Registered Office. The address of the registered office of the Corporation1 in Delaware shall be 1209 Orange Street, in the City of Wilmington, County of New Castle. The registered agent at such address in charge thereof shall be The Corporation Trust Company, all of which shall be subject to change from time to time as permitted by applicable law.

Section 1.2. Other Offices. The Corporation may also have an office or offices or place or places of business within or without the State of Delaware as the Board may from time to time designate.

ARTICLE 2. MEETINGS OF STOCKHOLDERS

Section 2.1. Annual Meeting. If required by applicable law, an annual meeting of Stockholders for the election of Directors shall be held within or without the State of Delaware on such date and at such time and place as may be designated by resolution of the Board from time to time. Other proper business may be transacted at such meeting.

Section 2.2. Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called at any time (a) by the Board; (b) by a committee of the Board whose power and authority, either as expressly provided in a resolution of the Board or as may be provided in the Corporate Documents, includes the power to call such meetings; or (c) upon the request to the Board in writing of Stockholders holding Shares having not less than twenty-five (25) percent of the votes that would be cast at a meeting at which all Shares entitled to vote in the election of Directors were present and voted.

Section 2.3. Time and Place of Special Meetings. Special meetings of Stockholders shall be held at such times and at such places, within or without the State of Delaware, as may from time to time be designated by the Board with regard to special meetings called by it or called upon the request of Stockholders, or as may be otherwise designated by the committee calling any such meeting.

Section 2.4. Notice. Written notice of any Stockholders’ meeting, stating the place, date, and hour thereof, the purpose or purposes thereof in the case of a special meeting, and the record date for determining Stockholders entitled to vote thereat if such date is different from the record date for determining Stockholders entitled to notice thereof, shall be given to each Stockholder entitled to notice of such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mails, postage prepaid, addressed to the Stockholder at his, her, or its address as it appears on the records of the Corporation. Notwithstanding the foregoing, such notice may be given by a form of electronic transmission to the extent permitted by law, including Section 232 of the DGCL.

1 Definitions of capitalized terms are provided in Section 6.2 of the Bylaws.

Section 2.5. Quorum. Except as may otherwise be provided by applicable law or the Corporate Documents, the presence in person or by proxy, at any meeting of Stockholders, of Shares having not less than a majority of the votes that would be cast at such meeting if all Shares entitled to vote at such meeting were present and voted shall constitute a quorum; provided, however, that, in the absence of a quorum and until a quorum is secured, the meeting may be adjourned by the chairman of the meeting without a vote or, in the absence of a chairman, by the Stockholders by the vote of Shares having not less than a majority of the votes that could be cast by all the Shares present and entitled to vote at the meeting. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of such adjourned meeting need be given.

Section 2.6. Adjournment. Any meeting of Stockholders may be adjourned at the meeting, either by the chairman of the meeting, for an announced proper purpose, or by the Stockholders entitled to vote at such meeting, for any purpose, to reconvene at a later time and at the same or some other place, and, unless otherwise provided by applicable law, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Stockholders may transact any business that might have been transacted at the original meeting. If a quorum is present at any meeting, any adjournment of such meeting by the chairman of the meeting may be overruled by the vote of Shares having not less than a majority of the votes that could be cast by all the Shares present and entitled to vote at the meeting.

Section 2.7. Organization of Meetings. Any meeting of Stockholders shall be presided over by the chairman of the meeting, who shall be one of the following, here listed in the order of preference: (a) the chairman of the Board, if any; or (b) in such chairman’s absence, the president, if any; or (c) in the president’s absence, the chief executive officer, if any; or (d) in the chief executive officer’s absence, a vice president, if any; or (e) in the absence of the foregoing persons or persons with functionally equivalent executive titles, the person so designated by the Board; or (f) in the absence of any such designation, a chairman of the meeting chosen by the Stockholders at the meeting. The secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting shall appoint a secretary of the meeting.

Section 2.8. Voting and Record Date. Unless otherwise provided in the Certificate of Incorporation, each Stockholder entitled to vote shall, at every meeting of Stockholders, be entitled to one vote, in person or by proxy, for each Share of voting Stock held by him, her, or it, but no proxy shall be voted on after three years from its date, unless it provides for a longer period. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, or by tendering to the Corporation at or before the meeting either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings need not be by written ballot and need not be conducted by inspectors of election unless otherwise required by applicable law (e.g., 8 Del. C. § 231) as prescribed in accordance with Section 2.9. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. Unless otherwise provided by applicable law or the Corporate Documents, any other election or matter shall be determined by the vote of Shares having not less than a majority of the votes that could be cast by all the Shares present and entitled to vote at the meeting on such election or matter. The fixing of a record date for the determination of Stockholders entitled to notice, and, if different, of a record date for the determination of Stockholders entitled to vote, shall be as provided by applicable law.

Section 2.9. Conduct of Meeting. Subject to and to the extent permitted by applicable law, the Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it shall deem appropriate. Except to the extent inconsistent with applicable law or such rules and regulations as adopted by the Board, the chairman of any meeting of Stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting and announcement of the date and time of the opening and closing of the polls for each matter upon which Stockholders will vote at the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to Stockholders, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) appointment of inspectors of election and other voting procedures, including those procedures set out in 8 Del. C. § 231. Unless and to the extent determined otherwise by the Board or the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.10. Action Without Meeting. Any action permitted or required to be taken at any meeting of Stockholders may be taken by written consent without a meeting subject to and to the extent permitted by the Corporate Documents and applicable law.

ARTICLE 3. DIRECTORS

Section 3.1. Number. The Board shall consist of one or more Directors, the total number thereof to be fixed from time to time by resolution of the Board.

Section 3.2. Term, Qualification, Vacancies, and Newly Created Directorships.

(a) Each Director shall hold office until the next annual election and until such Director’s successor is elected and qualified, or until the earlier of such Director’s death, resignation, or removal. Directors need not be Stockholders.

(b) If there be a vacancy in the Board by reason of death, resignation, or otherwise, or if there be any newly created directorships resulting from an increase in the total number of Directors, such vacancy or newly created directorship shall be filled by the vote of a majority of the Directors then in office, although less than a quorum. Any Director chosen by reason of such vacancy or such newly created directorship shall hold office until the next annual meeting and until such Director’s successor is elected and qualified, or until the earlier of such Director’s death, resignation, or removal.

Section 3.3. Removal. Any Director may be removed at any time, with or without cause, by the vote of Shares having not less than a majority of the votes that would be cast at a meeting at which all Shares entitled to vote in the election of Directors were present and voted.

Section 3.4. Powers. The Board shall manage the property and the business and affairs of the Corporation, and shall have all such powers and authority as may be exercised by the board of directors of a stock corporation organized under the DGCL, including but not limited to the power to declare dividends on the common and preferred stock of the Corporation.

Section 3.5. Meetings of the Board.

(a) Regular meetings of the Board may be held within or without the State of Delaware at such time and place as may be fixed from time to time by resolution of the Board. No notice of regular meetings shall be required.

(b) Special meetings of the Board may be called by any Director. Notice of the date, time, and place of the meeting shall be given by or at the direction of the person or persons calling the meeting, and, unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice. Unless the Board prescribes different periods of time for notice, notice shall be provided to each Director at least twenty-four hours in advance of the special meeting if notice is by personal service, by telephone, by a form of electronic transmission, or in person, and at least seven days in advance of the special meeting if notice is by mail. Special meetings of the Board may be held within or without the State of Delaware as is indicated in the notice or waiver of notice thereof.

Section 3.6. Quorum. A majority of the total number of Directors constituting the whole Board shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

Section 3.7. Vote Necessary to Act and Participation by Conference Telephone. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, except as may otherwise be provided by applicable law or the Corporate Documents. Participation in a meeting by conference telephone or similar means by which all participating Directors can hear each other shall constitute presence in person at such meeting.

Section 3.8. Executive and Other Committees.

(a) The Board may, by resolution passed by a majority of the total number of Directors, designate one or more committees, including an executive committee, each committee to consist of two or more Directors. Any such committee, to the extent provided in such resolution or in the Corporate Documents, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, except in reference to powers or authority expressly forbidden such a committee by applicable law, and may authorize the seal of the Corporation to be fixed to all papers that may require it.

(b) If any member of a committee, including an executive committee, is absent or disqualified, the member or members thereof present at any meeting and not disqualified, whether or not he, she, or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified member. Subject to the foregoing, no committee shall have the power or authority to fill vacancies in its own membership, which vacancies shall be filled by the Board.

(c) The executive committee, if any, shall have and shall exercise, between meetings of the Board, the full power and authority of the Board in the management of the business and affairs of the Corporation, including the power and authority to declare a dividend, to call meetings of Stockholders, and to authorize the issuance of Stock, except in reference to power and authority expressly forbidden by applicable law, and may authorize the seal of the Corporation to be affixed to all papers that require it; provided, however, that the executive committee shall not have the power or authority to fill vacancies in the membership of committees.

(d) Any committee shall meet at stated times or on notice to all of its members. A majority shall constitute a quorum, but the vote of a majority of the whole committee shall be necessary to act in every case. In all other respects, any committee shall fix its own rules of procedure.

Section 3.9. Compensation. The Board shall fix the compensation, if any, of Directors for their service as Directors.

Section 3.10. Rules of Procedure. Subject to applicable law and the Corporate Documents, the Board shall fix its own rules of procedure and conduct from time to time.

Section 3.11. Action Without Meeting. Any action permitted or required to be taken at any meeting of the Board may be taken by unanimous written consent without a meeting, subject to and to the extent permitted by applicable law and the Corporate Documents.

ARTICLE 4. OFFICERS

Section 4.1. Officers. The Board shall elect a president and secretary (by those or any other functionally equivalent executive titles), and may elect other officers and agents, including one or more vice presidents. All officers of the Corporation shall be chosen by the Board by the vote of a majority of the Directors present at a meeting at which a quorum is present or by written consent pursuant to applicable law and the Corporate Documents. No officer need be a Stockholder, and no officer other than the chairman of the Board, if any, need be a Director.

Section 4.2. Number of Offices. Any number of offices may be held by the same person.

Section 4.3. Terms. Each officer of the Corporation shall hold office until such officer’s successor is chosen and qualifies, or until such officer’s earlier death, resignation, or removal. Any officer may resign at any time by written notice to the Corporation and may be removed at any time, with or without cause, by the vote of a majority of the total number of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board in the same manner as any officer is chosen.

Section 4.4. Duties of Officers. The officers of the Corporation shall have such powers and shall perform such duties, executive or otherwise, as from time to time may be prescribed or assigned to them by the Board or the Corporate Documents, and to the extent not so prescribed or assigned, as generally pertain to their respective offices, subject to the control of the Board. The Board shall assign to one officer the duty to record the proceedings of the meetings of the Stockholders and Board in a book to be kept for that purpose.

Section 4.5. Chairman of the Board. Only a Director may be elected and may serve as chairman of the Board. The chairman of the Board, if any, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or the Corporate Documents.

ARTICLE 5. INDEMNIFICATION, ADVANCEMENT, AND INSURANCE

Section 5.1. Definitions. As used in this Article 5,

(a) “Covered Person” means any individual who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of an Other Entity, including, without limitation, service with respect to employee benefit plans.

(b) “Loss” means any expense, liability, or loss (including, without limitation, attorney’s fees, judgments, fines, amounts paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974).

(c) “Other Entity” means another corporation or a partnership, limited liability company, joint venture, trust, or other enterprise, whether for-profit or nonprofit.

(d) “Proceeding” means any threatened, pending, or completed action, suit, alternative-dispute-resolution procedure, or other proceeding, whether civil, criminal, administrative, or investigative, including, without limitation, any action by or in the right of the Corporation, involving a Covered Person (whether as a party, a witness, or otherwise) by reason of the fact that such Covered Person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of an Other Entity, including, without limitation, service with respect to employee benefit plans.

Section 5.2. Right to Indemnification. Any Covered Person shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), against all Loss reasonably incurred or suffered by such Covered Person in connection with a Proceeding, and such indemnification shall inure to the benefit of such Covered Person’s heirs, executors, administrators, and legal or personal representatives; provided, however, that (a) except as otherwise provided in Section 5.4, the Corporation shall indemnify a Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if the initiation of such Proceeding (or part thereof) was authorized by the Board, and (b) indemnification under this Article 5 shall not be available to a Covered Person in connection with any Proceeding (or part thereof) in which judgment is entered against such Covered Person for disgorgement of profits made from the purchase or sale by such Covered Person of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local statute or regulation.

Section 5.3. Right to Advancement of Expenses. The rights conferred in this Article 5 shall be contract rights and shall include the right of a Covered Person who is or was a Director or officer of the Corporation to be paid by the Corporation the expenses (including, without limitation, attorney’s fees) incurred by such Covered Person in defending a Proceeding or in prosecuting a suit against the Corporation to enforce such Covered Person’s rights under this Article 5, in each case in advance of the final disposition of such Proceeding or suit; provided, however, that the payment of such expenses incurred by such Covered Person in such Covered Person’s capacity as a Director or officer of the Corporation (and not in any other capacity in which service is or was rendered by such Covered Person while a Director or officer of the Corporation, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding or suit shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that such Covered Person is not entitled to be indemnified under this Article 5 or otherwise. Such undertaking shall itself be sufficient without the need for further evaluation of any credit aspects of the undertaking or with respect to such advancement.

Section 5.4. Right of Claimant to Bring Suit. If (a) a written claim under Section 5.2 is not paid in full by the Corporation within sixty (60) days after such claim, together with reasonable evidence as to the amount of such claim, has been received by the Corporation, or (b) a written claim under Section 5.3 is not paid in full by the Corporation within twenty (20) days after such claim, together with reasonable evidence as to the amount of such claim, has been received by the Corporation, then at any time thereafter, the Covered Person making such claim may bring suit against the Corporation to recover the unpaid amount of such claim, and if successful in whole or in part, such Covered Person shall also be entitled to be paid the expense, including, without limitation, attorney’s fees, of prosecuting such suit. It shall be a defense to any such suit, other than a suit brought to enforce a claim for advancement of expenses where the required undertaking, if any is required, has been tendered to the Corporation, that such Covered Person has not met the applicable standard of conduct that makes it permissible under the DGCL for the Corporation to indemnify such Covered Person for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board or a committee thereof, independent legal counsel, or the Stockholders) to have made a determination prior to the commencement of such suit that indemnification of such Covered Person is proper in the circumstances because such Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board or a committee thereof, independent legal counsel, or the Stockholders) that such Covered Person has not met such applicable standard of conduct, shall be a defense to such suit or create a presumption that such Covered Person has not met the applicable standard of conduct. In any suit brought by a Covered Person to enforce a right under this Article 5, or by the Corporation to recover an advancement of expenses, the burden of proving that the Covered Person is not entitled to indemnification or advancement under this Article 5 or otherwise shall be on the Corporation.

Section 5.5. Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses conferred in this Article 5 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Corporate Documents, agreement, or vote of Stockholders or disinterested Directors, or otherwise.

Section 5.6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, or agent of the Corporation or of an Other Entity against any Loss, whether or not the Corporation would have the power to indemnify such person against such Loss under the DGCL.

Section 5.7. Setoff of Indemnification Remedies; Subrogation. In the case of a claim for indemnification or advancement of expenses against the Corporation under this Article 5 arising out of acts, events, or circumstances for which the Covered Person, who was at the relevant time serving as a Director, officer, employee, or agent of an Other Entity at the request of the Corporation, may be entitled to indemnification or advancement of expenses pursuant to such Other Entity’s certificate of incorporation, bylaws, or other governing document, or pursuant to an agreement between such Covered Person and such Other Entity, such Covered Person shall first seek indemnification or advancement of expenses pursuant to any such certificate of incorporation, bylaws, other governing document, or agreement. To the extent that amounts to be paid in indemnification or advancement to a Covered Person under this Article 5 are paid by such Other Entity, such Covered Person’s right to indemnification and advancement of expenses under this Article 5 shall be reduced. In the event and to the extent that any Covered Person receives indemnification or advancement of expenses pursuant to this Article 5, (a) the Corporation shall be subrogated, to the fullest extent permitted by law, to any right of action that such Covered Person may have against any third person respecting the Loss so indemnified or the expenses so advanced, and (b) such Covered Person shall hold in trust for, and pay to, the Corporation any amounts that such Covered Person may recover in damages or settlement from any third person respecting the Loss so indemnified or the expenses so advanced.

Section 5.8. Amendment or Repeal. The rights to indemnification and the advancement of expenses conferred in this Article 5 shall not be eliminated or impaired by an amendment to the Corporate Documents after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought.

Section 5.9. Severability. Whenever possible, each term and provision of this Article 5 shall be interpreted in such a way as to be effective and valid under applicable law. If any term or provision of this Article 5 is found to be illegal, or if the application thereof to any person or any circumstance shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Article 5, or the application of such term or provision to persons or circumstances other than those to which its application is judicially determined to be invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.]]

ARTICLE 6. MISCELLANEOUS

Section 6.1. Certificates of Stock. Certificates of Stock shall be signed, manually or by facsimile signature, by the president or a vice president, and by the secretary or an assistant secretary, treasurer, or assistant treasurer; provided, however, that the Board may authorize officers in addition to or in place of any of the foregoing to sign certificates of Stock. If a certificate of Stock be allegedly lost, stolen, or destroyed, another may be issued in its stead upon proof of loss, theft, or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any associated claim or loss. A new certificate may be issued without requiring bond when, in the judgment of the Board, it is proper to do so.

Section 6.2. Transfer of Stock. All transfers of Shares shall be made upon the books of the Corporation by the holder of the Shares in person or by his, her, or its lawfully constituted representative, upon surrender of certificates of Stock, duly endorsed or with acceptable power attached thereto, for cancellation.

Section 6.3. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any Shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person whether or not the Corporation shall have express or other notice thereof, save as expressly provided by applicable law.

Section 6.4. Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal Delaware”.

Section 6.5. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 6.6. Books and Records. The books, records, and accounts of the Corporation, except as may otherwise be required by applicable law, may be kept within or without the State of Delaware at such place or places as may from time to time be designated by resolution of the Board or the Corporate Documents.

Section 6.7. Notices. Any written waiver of notice, signed by the person entitled to notice, whether executed before or after the event to which such waiver pertains, shall be deemed equivalent to proper notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except where attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.8. Amendments. The Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to alter or repeal any bylaws of the Corporation, whether adopted by them or otherwise, at any annual or special meeting of stockholders, provided that notice of such proposed adoption, amendment or repeal is given in the notice of such meeting of stockholders.

ARTICLE 7. CONSTRUCTION AND DEFINED TERMS

Section 7.1. Construction. As appropriate in context, whenever the singular number is used in the Bylaws, the same includes the plural, and whenever the plural number is used in the Bylaws, the same includes the singular. As used in the Bylaws, each of the neuter, masculine, and feminine genders includes the other two genders. As used in the Bylaws, “include”, “includes”, and “including” shall be deemed to be followed by “without limitation”.

Section 7.2. Defined Terms. As used in the Bylaws:

“Board” means the board of directors of the Corporation.

“Bylaws” means these bylaws of the Corporation, as the same may be amended from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as the same may be amended from time to time.

“Corporate Documents” means the Certificate of Incorporation and the Bylaws.

“Corporation” means Cipherloc Corporation.

“DGCL” means the General Corporation Law of the State of Delaware, as the same may be amended from time to time.

“Director” means a member of the Board.

“Share” means an issued and outstanding share of Stock. For the avoidance of doubt, treasury shares of Stock are not Shares.

“Stock” means the authorized stock of the Corporation.

“Stockholder” means a holder of record of Shares.

APPENDIX E

Certificate of Amendment

of

Certificate of Incorporation

of

Cipherloc Corporation

Under Section 242 of the Delaware General Corporation Law

Cipherloc Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”) hereby certifies as follows:

FIRST: The Certificate of Incorporation of the Company is hereby amended by adding the following to Article IV:

This amendment shall be effective as of ____ a.m., New York City time on ___, 201__ (the “Effective Time”). As of the Effective Time, every ____ (___) shares of the Company’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of Common Stock of the Company (the “New Common Stock”) (such formula herein, the “Determined Ratio”). Further, every right, option and warrant to acquire shares of Old Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) share of New Common Stock based on the Determined Ratio of shares of Old Common Stock to shares of New Common Stock, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).

Notwithstanding the immediately preceding paragraph, the Company shall not be required to issue or deliver any fractional shares of New Common Stock. At the Effective Time any such fractional interest in such shares of New Common Stock shall be rounded up to the next whole share. Shares of Common Stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive whole shares in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any whole share in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of not less than a majority of each class of outstanding stock of the Company entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __ day of ____, 20__.

/s/
[name and title]

APPENDIX F

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

CIPHERLOC CORPORATION

Pursuant to the provisions of Section 3.053 of the Texas Business Organizations Code (the “TBOC”), Cipherloc Corporation, a Texas for-profit corporation (the “Company”) hereby adopts the following Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Restated Certificate”):

ARTICLE I

The name of the filing entity is Cipherloc Corporation, a Texas for-profit corporation. The file number issued to the Company by the Secretary of State for the State of Texas is 0011557400. The date the Company was formed is June 22, 1953.

ARTICLE II

The Restated Certificate of the Company is hereby amended, in accordance with Section 21.208 of the TBOC, by adding a new ARTICLE NINE to the Restated Certificate, which shall read in its entirety as follows:

“ARTICLE NINE

No holder of shares of stock of any class shall have any preemptive right to subscribe for or purchase any additional shares of any class, or any bonds or convertible securities of any nature, provided however that the board of directors may, in authorizing the issuance of shares of stock of any class, confer a preemptive right that the board of directors may deem advisable in connection with such issuance.”

ARTICLE III

The amendments set forth herein to the Restated Certificate have been approved in the manner required by the TBOC and by the governing documents of the Company.

ARTICLE IV

The Certificate of Amendment becomes effective when filed by the State of Texas Secretary of State.

* * *

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed on its behalf by the duly authorized officer this __ day of __________, 20__.

CIPHERLOC CORPORATION

By:	/s/
Name:
Title:

APPENDIX G

TEXAS BUSINESS ORGANIZATIONS CODE

CHAPTER 10. MERGERS, INTEREST EXCHANGES, CONVERSIONS,

AND SALES OF ASSETS

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351. APPLICABILITY OF SUBCHAPTER

(a)	This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b)	This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c)	The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Sec. 10.352. DEFINITIONS. In this subchapter:

(1)	“Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A)	provides notice under Section 10.356; and

(B)	complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2)	“Responsible organization” means:

(A)	the organization responsible for:

(i)	the provision of notices under this subchapter; and

(ii)	the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B)	with respect to a merger or conversion:

(i)	for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii)	for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C)	with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;

(D)	with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and

(E)	with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Sec. 10.353. FORM AND VALIDITY OF NOTICE.

(a)	Notice required under this subchapter:

(1)	must be in writing; and

(2)	may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b)	Failure to provide notice as required by this subchapter does not invalidate any action taken.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL.

(a)	Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1)	dissent from:

(A)	a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B)	a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C)	a plan of exchange in which the ownership interest of the owner is to be acquired;

(D)	a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

(E)	a merger effected under Section 10.006 in which:

(i)	the owner is entitled to vote on the merger; or

(ii)	the ownership interest of the owner is converted or exchanged;

(F)	a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or

(G)	if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to:

(i)	add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or

(ii)	delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and

(2)	subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b)	Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1)	the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner:

(A)	in the case of a plan of merger, conversion, or exchange, other than a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, are either:

(i)	listed on a national securities exchange; or

(ii)	held of record by at least 2,000 owners; or

(B)	in the case of a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, immediately before the date the board of directors of the corporation that issued the ownership interest held, directly or indirectly, by the owner approves the plan of merger, are either:

(i)	listed on a national securities exchange; or

(ii)	held of record by at least 2,000 owners; or

(2)	the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3)	the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A)	ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i)	listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii)	held of record by at least 2,000 owners;

(B)	cash instead of fractional ownership interests, or fractional depository receipts in respect of ownership interests, the owner would otherwise be entitled to receive; or

(C)	any combination of the ownership interests, or fractional depository receipts in respect of ownership interests, and cash described by Paragraphs (A) and (B).

(c)	Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

(d)	Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:

(1)	listed on a national securities exchange; or

(2)	held of record by at least 2,000 owners.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a)	A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1)	the action or proposed action is submitted to a vote of the owners at a meeting; or

(2)	approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b)	If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(b-1)	If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.

(c)	A notice required to be provided under Subsection (a), (b), or (b-1) must:

(1)	be accompanied by a copy of this subchapter; and

(2)	advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d)	In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

(1)	under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

(2)	under Subsection (a)(2) must be provided to:

(A)	each owner who consents in writing to the action before the owner delivers the written consent; and

(B)	each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

(3)	under Subsection (b-1) must be provided:

(A)	if given before the consummation of the offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

(B)	if given after the consummation of the offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.

(e)	Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

(f)	If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a)	An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b)	To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1)	if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A)	is addressed to the entity’s president and secretary;

(B)	states that the owner’s right to dissent will be exercised if the action takes effect;

(C)	provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D)	is delivered to the entity’s principal executive offices before the meeting;

(2)	with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A)	must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B)	may not consent to the action if the action is approved by written consent; and

(3)	must give to the responsible organization a demand in writing that:

(A)	is addressed to the president and secretary of the responsible organization;

(B)	demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C)	provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D)	states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E)	is delivered to the responsible organization at its principal executive offices at the following time:

(i)	not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii)	not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

(iii)	not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

(iv)	not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

(c)	An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d)	Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e)	If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a)	An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b)	Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a)	Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1)	accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2)	rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b)	If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1)	endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2)	signed assignments of the ownership interests if the ownership interests are uncertificated.

(c)	If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1)	an estimate by the responsible organization of the fair value of the ownership interests; and

(2)	an offer to pay the amount of the estimate provided under Subdivision (1).

(d)	If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e)	If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1)	endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2)	signed assignments of the ownership interests if the ownership interests are uncertificated.

Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a)	A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b)	If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1)	a reference to the demand; and

(2)	the name of the original dissenting owner of the ownership interest.

Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.

A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a)	If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1)	the county in which the organization’s principal office is located in this state; or

(2)	the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b)	A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c)	On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d)	The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1)	the responsible organization; and

(2)	each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e)	The court shall:

(1)	determine which owners have:

(A)	perfected their rights by complying with this subchapter; and

(B)	become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2)	appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f)	The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g)	The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1)	the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2)	the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a)	For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b)	In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c)	The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a)	An appraiser appointed under Section 10.361 has the power and authority that:

(1)	is granted by the court in the order appointing the appraiser; and

(2)	may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b)	The appraiser shall:

(1)	determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2)	file with the court a report of that determination.

(c)	The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d)	The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Sec. 10.364. OBJECTION TO APPRAISAL; HEARING.

(a)	A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b)	If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c)	Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d)	The responsible organization shall:

(1)	immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2)	pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e)	On payment of the judgment, the dissenting owner does not have an interest in the:

(1)	ownership interest for which the payment is made; or

(2)	responsible organization with respect to that ownership interest.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER.

(a)	An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b)	All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a)	An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1)	in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2)	in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b)	An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1)	receive payment for the ownership interest under this subchapter; and

(2)	bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c)	An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a)	The rights of a dissenting owner terminate if:

(1)	the owner withdraws the demand under Section 10.356;

(2)	the owner’s right of dissent is terminated under Section 10.356;

(3)	a petition is not filed within the period required by Section 10.361; or

(4)	after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b)	On termination of the right of dissent under this section:

(1)	the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2)	the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3)	the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4)	the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5)	any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6)	the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1)	the value of the ownership interest; or

(2)	money damages to the owner with respect to the action.

PROXY CARD

CIPHERLOC CORPORATION

PROXY FOR ANNUAL MEETING TO BE HELD ON SEPTEMBER 13, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Tom Wilkinson, as proxy, with full power of substitution, to represent and to vote all the shares of common stock of Cipherloc Corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on September 13, 2021, and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In his discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

This proxy is governed by the laws of the State of Texas.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Cipherloc Corporation to be held at 6836 Bee Caves Road, Building 1, Suite 279 in Austin, Texas, on September 13, 2021, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1-6

1. Election of Directors Nominees.	FOR	WITHHOLD

01 – Tom Wilkinson	[ ]	[ ]
02 – Anthony Ambrose	[ ]	[ ]
03 – David Chasteen	[ ]	[ ]
04 – Sammy Davis DrPH	[ ]	[ ]

2. Proposal to ratify Briggs & Veselka Co. as the Company’s independent registered public accountants for fiscal year ending September 30, 2021.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. Proposal to approve the Company’s 2021 Omnibus Equity Incentive Plan	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4. Proposal to approve the reincorporation of the Company from the State of Texas to the State of Delaware.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
	FOR	AGAINST	ABSTAIN
5. Reverse Stock Split Proposal.	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
6. Amendment to Amended and Restated Articles of Incorporation	[ ]	[ ]	[ ]

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: , 2021

Signature

Name (printed)

Title

BY MAIL:

Pacific Stock Transfer Company

6725 Via Austi Pkwy, Suite 300

Las Vegas, NV 19003

BY PHONE:

1-800-785-7782

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m.,

prevailing time, on September 11, 2021.

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